PRELIMINARY OFFERING CIRCULAR DATED JUNE 8, 2020 PURSUANT TO

REGULATION A OF THE SECURITIES ACT OF 1933

FORM 1-A/A: PART II – OFFERING CIRCULAR FORMAT

EmpireBIT, Inc. (A Delaware Corporation)

36 Christopher Columbus Blvd.

Jackson, NJ 08527

732-654-2600

www.EmpireBIT.com

5,000,000 Shares of Class A Common Stock at $0.50 per Share

Minimum Investment: 500 Shares of Class A Common Stock ($250.00)

Maximum Offering: $2,500,000.00

6199	82-4794548
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

See The Offering – Page 14 and Securities Being Offered – Page 59 For Further Details of the terms of the Offering and a full description of the securities being offering. None of the securities offered are being sold by present security holders. The securities offered have no voting rights other than those reserved under Delaware law. See Page 60 for further details.

This Offering Will Commence Upon Qualification Of This Offering By The Securities And Exchange Commission And Will Terminate 180 Days From Commencement, Unless Extended Or Terminated Earlier By The Company.

This offering is made on a best efforts basis with no required minimum number of Shares or amount of proceeds required to be sold for the Company to hold a closing.

	Price To Public	Commissions (1)	Proceeds To Company (2)	Proceeds To Other Persons (3)
Price Per Share	$0.50	$0.025	$0.475	None
Minimum Investment	$250.00	$12.50	$237.50	None
Maximum Offering	$2,500,000.00	$62,500.00	$2,437,500.00	None

(1) The Company shall pay Dalmore Group, LLC (“Dalmore”) a cash success fee equivalent to 5% of the gross proceeds raised in the Offering. In addition to the fees above, the Company shall grant to Dalmore (or their designees and assignees) cashless warrants equivalent to 3% of the gross proceeds raised in the Offering, at no cost. Fees in the charts above only reflect the cash fees and do not reflect the warrants, which are also not represented in the capitalization table herein. The warrants may be exercised by Dalmore or their assigns for no cost and will, when exercised, provide Dalmore or their assigns with Shares of Class A Common Stock. The Company paid a $15,000 due diligence fee to a previous broker-dealer.

Dalmore may engage the services of additional FINRA member broker-dealers as part of a selling group, and those additional broker-dealers may be paid additional fees to those disclosed herein. Should such additional broker-dealers be engaged, an amendment or supplement to this Offering Circular will be filed disclosing the additional fees. Dalmore will perform administrative and compliance related functions in connection with this offering, but has not been engaged for underwriting or placement agent services and will not be paid underwriting fees, but will be paid service fees.  See “Plan of Distribution.”

(2) Does not reflect payment of expenses of this Offering, which are estimated to not exceed $200,000.00 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, broker-dealer out-of-pocket expenses, administrative services, technology provider fees, banking fees, other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares, but which do not include service fees paid to Dalmore or any type of commissions to be paid to any broker-dealer. If the Company engages the services of additional broker-dealers in connection with the Offering, their commissions will be an additional expense of the Offering. See the “Plan of Distribution” for details regarding the compensation payable in connection with this Offering. No consulting fees were received and no consulting fees will be received by Dalmore or any related person in connection with this Offering. This amount represents the proceeds of the Offering to the Company, which will be used as set out in “Use of Proceeds.”

(3) There are no finder’s fees or other fees being paid to third parties from the proceeds, other than those disclosed above. See "Plan of Distribution."

PLEASE REVIEW ALL RISK FACTORS ON PAGE 16 THROUGH PAGE 34 BEFORE MAKING AN INVESTMENT IN THIS COMPANY.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

TABLE OF CONTENTS

PRELIMINARY INFORMATION, DISCLOSURES AND LEGENDS	5
OFFERING SUMMARY	13
The Offering	14
Summary of Risk Factors	14
Investment Analysis	15
RISK FACTORS	16
DILUTION	34
PLAN OF DISTRIBUTION	37
USE OF PROCEEDS	42
USE OF PROCEEDS TABLE	42
DESCRIPTION OF THE BUSINESS	43
DESCRIPTION OF PROPERTY	51
LITIGATION	51
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	51
BUSINESS	51
Overview	51
Results of Operations	51
Liquidity and Capital Resources	52
Plan of Operations	52
Trend Information	53
Off-Balance Sheet Arrangements	53
Critical Accounting Policies	54
Revenue Recognition	55
Additional Company Matters	55
DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES	55
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS	56
Executive Compensation	56
Employment Agreements	56
Equity Incentive Plan	56
Board of Directors	57
Committees of the Board of Directors	57
Director Compensation	57
Limitation of Liability and Indemnification of Officers and Directors	57
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS	58
CAPITALIZATION TABLE	58
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN RELATED-PARTY TRANSACTIONS AND AGREEMENTS	59
SECURITIES BEING OFFERED	59
Subscription Price	60
Voting Rights	60

Dividends	61
Indemnification Clause In Subscription Agreement	61
Jurisdiction of Disputes	62
Liquidation Rights	63
Conversion Rights	63
Right of First Refusal	63
Additional Matters	65
DISQUALIFYING EVENTS DISCLOSURE	65
ERISA CONSIDERATIONS	66
INVESTOR ELIGIBILITY STANDARDS	68
INTERESTS OF EXPERTS AND COUNSEL	70
TAXATION ISSUES	70
SECTION F/S: FINANCIAL STATEMENTS	71
SIGNATURES	86
ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES	87
PART III EXHIBITS: Index to Exhibits	88

PRELIMINARY INFORMATION, DISCLOSURES AND LEGENDS

PLEASE REVIEW ALL RISK FACTORS ON PAGES PAGE 16 THROUGH PAGE 34 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

Because these securities are being offered on a “best efforts” basis, the following disclosures are hereby made:

	Price To Public	Commissions (1)	Proceeds To Company (2)	Proceeds To Other Persons (3)
Price Per Share	$0.50	$0.025	$0.475	None
Minimum Investment	$250.00	$12.50	$237.50	None
Maximum Offering	$2,500,000.00	$62,500.00	$2,437,500.00	None

(1) The Company shall pay Dalmore Group, LLC (“Dalmore”) a cash success fee equivalent to 5% of the gross proceeds raised in the Offering. In addition to the fees above, the Company shall grant to Dalmore (or their designees and assignees) cashless warrants equivalent to 3% of the gross proceeds raised in the Offering, at no cost. Fees in the charts above only reflect the cash fees and do not reflect the warrants, which are also not represented in the capitalization table herein. The warrants may be exercised by Dalmore or their assigns for no cost and will, when exercised, provide Dalmore or their assigns with Shares of Class A Common Stock. The Company paid a $15,000 due diligence fee to a previous broker-dealer.

Dalmore may engage the services of additional FINRA member broker-dealers as part of a selling group, and those additional broker-dealers may be paid additional fees to those disclosed herein. Should such additional broker-dealers be engaged, an amendment or supplement to this Offering Circular will be filed disclosing the additional fees. Dalmore will perform administrative and compliance related functions in connection with this offering, but has not been engaged for underwriting or placement agent services and will not be paid underwriting fees, but will be paid service fees.  See “Plan of Distribution.”

(2) Does not reflect payment of expenses of this Offering, which are estimated to not exceed $200,000.00 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, broker-dealer out-of-pocket expenses, administrative services, technology provider fees, banking fees, other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares, but which do not include service fees paid to Dalmore or any type of commissions to be paid to any broker-dealer. If the Company engages the services of additional broker-dealers in connection with the Offering, their commissions will be an additional expense of the Offering. See the “Plan of Distribution” for details regarding the compensation payable in connection with this Offering. No consulting fees were received and no consulting fees will be received by Dalmore or any related person in connection with this Offering. This amount represents the proceeds of the Offering to the Company, which will be used as set out in “Use of Proceeds.”

(3) There are no finder’s fees or other fees being paid to third parties from the proceeds, other than those disclosed above. See "Plan of Distribution."

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This offering consists of Shares of Class A Common Stock (the “Shares” or individually, each a “Share”) that are being offered on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold. The term “Offering” refers to the offer of Shares of Class A Common Stock pursuant to this Offering Circular. The Shares are being offered and sold by EmpireBIT, Inc., a Delaware Corporation (“EmpireBIT”, “we”, “our” or the “Company”). The Shares referred to in this Offering Circular are 5,000,000 Shares of Class A Common Stock. The Shares of Class A Common Stock are being offered at a price of $0.50 per Share with a minimum purchase of Five Hundred (500) Shares per investor. The Shares are being offered on a best efforts basis to an unlimited number of accredited investors and an unlimited number of non-accredited investors only by the Company and through Dalmore Group, LLC (“Dalmore”), a broker/dealer registered with the Securities and Exchange Commission (the “SEC”) and a member of the Financial Industry Regulatory Authority (“FINRA”). The maximum aggregate amount of the Shares of Class A Common Stock offered is $2,500,000.00 (the “Maximum Offering”). There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to hold its first closing.

The Company was originally formed as EmpireBIT LLC, a Delaware limited liability company, on or about January 16, 2018 and was converted into a Delaware corporation on or about August 3, 2018. The Company was formed for the general purpose of developing a network of cryptocurrency automatic teller machines.

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business 180 days from the date of qualification by the Commission, unless sooner terminated or extended by the Company’s CEO. Pending each closing, payments for the Shares will be deposited in a bank account to be held for the Company. Funds will be promptly refunded without interest for sales that are not consummated. All funds received shall be held only in a non-interest-bearing bank account. Upon each closing under the terms as set out in this Offering Circular, funds will be immediately transferred to the Company where they will be available for use in the operations of the Company’s business in a manner consistent with the “Use Of Proceeds” in this Offering Circular.

The Company’s website and marketing materials are not incorporated into this Offering Circular. If you review the Company’s website and marketing materials, please be aware that the website and marketing materials are summary in nature and subject to the legal disclaimers provided therein as well as the Risk Factors in this Offering Circular and all disclaimers in this Offering Circular. Some of the photographs, drawings and graphics on the website or in marketing materials are for illustrative purposes only and may not be accurate representations of the items depicted, when they are ultimately created or deployed by the Company.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

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BEFORE INVESTING IN THIS OFFERING, PLEASE REVIEW ALL DOCUMENTS CAREFULLY, ASK ANY QUESTIONS OF THE COMPANY’S MANAGEMENT THAT YOU WOULD LIKE ANSWERED AND CONSULT YOUR OWN COUNSEL,

ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THIS INVESTMENT.

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THERE IS NO PUBLIC MARKET FOR THE SECURITIES OFFERED IN THIS OFFERING OR ANY OTHER SECURITIES OF THIS COMPANY, NOR WILL ANY SUCH MARKET DEVELOP AS A RESULT OF THIS OFFERING. AN INVESTMENT IN THIS OFFERING IS HIGHLY SPECULATIVE, AND YOU SHOULD ONLY INVEST IF YOU ARE PREPARED TO LOSE YOUR ENTIRE INVESTMENT.

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THE SECURITIES ARE OFFERED BY THE COMPANY SUBJECT TO THE COMPANY’S RIGHT TO REJECT ANY TENDERED SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS ABSOLUTE DISCRETION, AT ANY TIME PRIOR TO THE ISSUANCE OF THE SECURITIES. THE COMPANY MAY REJECT ANY OFFER IN WHOLE OR IN PART AND NEED NOT ACCEPT OFFERS IN THE ORDER RECEIVED.

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INVESTORS WILL BE REQUIRED TO REPRESENT THAT THEY ARE ABLE TO BEAR THE ECONOMIC RISK OF THEIR INVESTMENT. THE CONTENTS OF THIS OFFERING CIRCULAR ARE NOT TO BE CONSTRUED AS LEGAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT HIS OR HER OWN ATTORNEY, ACCOUNTANT OR BUSINESS ADVISOR AS TO LEGAL, TAX AND RELATED MATTERS CONCERNING THIS INVESTMENT. ALL FINAL DECISIONS IN RESPECT TO SALES OF SECURITIES WILL BE MADE BY THE COMPANY, WHICH RESERVES THE RIGHT TO REVOKE THE OFFER AND TO REFUSE TO SELL TO ANY PROSPECTIVE INVESTOR.

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NO PERSONS, EXCEPT THE COMPANY OR ITS AGENTS AND SUCH REGISTERED BROKER-DEALERS AS THE COMPANY MAY ELECT TO UTILIZE, HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS OFFERING CIRCULAR AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE THE IMPLICATION THERE HAS BEEN NO CHANGE IN THE INFORMATION CONTAINED HEREIN SUBSEQUENT TO THE DATE HEREOF.

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THE INVESTMENT DESCRIBED IN THIS OFFERING CIRCULAR INVOLVES RISK AND IS OFFERED ONLY TO INDIVIDUALS WHO CAN AFFORD TO ASSUME SUCH RISKS FOR AN INDEFINITE PERIOD OF TIME AND WHO AGREE TO PURCHASE THE SECURITIES THAT ARE BEING OFFERED HEREUNDER ONLY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARDS A TRANSFER, RESALE, EXCHANGE OR FURTHER DISTRIBUTION OF SUCH. FEDERAL LAW AND

STATE SECURITIES LAWS LIMIT THE RESALE OF SUCH SECURITIES AND IT IS THEREFORE URGED THAT EACH POTENTIAL INVESTOR SEEK COUNSEL CONCERNING SUCH LIMITATIONS.

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THE COMPANY AS DESCRIBED IN THIS OFFERING CIRCULAR HAS ARBITRARILY DETERMINED THE PRICE OF SECURITIES, AND EACH PROSPECTIVE INVESTOR SHOULD MAKE AN INDEPENDENT EVALUATION OF THE FAIRNESS OF SUCH PRICE UNDER ALL THE CIRCUMSTANCES AS DESCRIBED IN THIS OFFERING CIRCULAR.

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THIS OFFERING CIRCULAR DOES NOT KNOWINGLY CONTAIN ANY UNTRUE STATEMENT OF A MATERIAL FACT OR OMIT A MATERIAL FACT, AND ANY SUCH MISSTATEMENT OR OMISSION IS DONE WITHOUT THE KNOWLEDGE OF THE PREPARERS OF THIS DOCUMENT OR THE COMPANY. AS SUCH, THE COMPANY BELIEVES THAT THIS OFFERING CIRCULAR CONTAINS ALL MATTERS, DOCUMENTS AND CIRCUMSTANCES MATERIAL TO THIS OFFERING.

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PROSPECTIVE INVESTORS WHO HAVE QUESTIONS CONCERNING THE TERMS AND CONDITIONS OF THE OFFERING OR WHO DESIRE ADDITIONAL INFORMATION OR DOCUMENTATION TO VERIFY THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR SHOULD CONTACT THE CHIEF EXECUTIVE OFFICER OF THE COMPANY. ANY PROJECTIONS CONTAINED HEREIN OR OTHERWISE PROVIDED TO A POTENTIAL INVESTOR MUST BE VIEWED ONLY AS ESTIMATES. ALTHOUGH ANY PROJECTIONS ARE BASED UPON ASSUMPTIONS, WHICH THE COMPANY BELIEVES TO BE REASONABLE, THE ACTUAL PERFORMANCE OF THE COMPANY WILL DEPEND UPON FACTORS BEYOND THE CONTROL OF THE COMPANY. NO ASSURANCE CAN BE GIVEN THAT THE COMPANY’S ACTUAL PERFORMANCE WILL MATCH THE PROJECTIONS.

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PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

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BEFORE INVESTING IN THIS OFFERING, PLEASE REVIEW ALL DOCUMENTS CAREFULLY, ASK ANY QUESTIONS OF THE COMPANY’S MANAGEMENT THAT YOU WOULD LIKE ANSWERED AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH HIS OR HER OWN PROFESSIONAL TAX, LEGAL AND INVESTMENT ADVISORS TO ASCERTAIN THE MERITS AND RISKS OF INVESTING IN THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR PRIOR TO SUBSCRIBING TO SECURITIES OF THE COMPANY.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED "BLUE SKY" LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

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NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER'S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

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This Form 1-A and Offering Circular and any documents incorporated by reference herein or therein contain “forward-looking statements.” As used in this Form 1-A and Offering Circular, the term “forward-looking statements” include statements containing a projection of revenues, income (including income loss), earnings (including earnings loss) per share, capital expenditures, dividends, capital structure, or other financial items; statements of the plans and objectives of management for future operations, including plans or objectives relating to the products or services of the Company; statements of future economic performance, including any such statement contained in a discussion and analysis of financial condition by the management or in the results of operations included in this Form 1-A and Offering Circular; and any statements of the assumptions underlying or relating to any statements in this paragraph.

The forward-looking statements appear in a number of places in this Offering Circular and any documents incorporated by reference and include statements regarding the intent, belief or current expectations of the Company with respect to, among others things: (i) the development of the Company and its products; (ii) the targeting of markets; (iii) trends affecting the Company’s financial condition or results of operation; (iv) the Company’s business plan and growth strategies; (v) the industries in which the Company participates; and (vi) the ability of the Company to generate sufficient cash from operations to meet its operating needs and pay off its existing indebtedness, all of which are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company's current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “may,” “could,” “will,” “should,” “can have,” “likely,” “assume,” “expect,” “anticipate,” “plan,” “intend,” “believe,” “predict,” “project,” “estimate,” “forecast,” “outlook,” “potential,” or “continue,” or the negative of these terms, and other comparable terminology and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected, expressed or implied, in the forward-looking statements as a result of various factors. They involve risks, uncertainties (many of which are beyond the Company's control) and assumptions. are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements.

The Company discloses important factors that could cause its actual results to differ materially from its expectations under the caption “Risk Factors” below. These cautionary statements qualify all forward-looking statements attributable to the Company or persons acting on its behalf. The Company has based its forward-looking statements on its current expectations about future events. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Although the Company believes its forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements

Any forward-looking statement made by the Company in this Offering Circular or any documents incorporated by reference herein speak only as of the date of this Offering Circular or any documents incorporated by reference herein. Factors or events that could cause the Company’s actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company disclaims any obligation, and undertakes no obligation, to update or alter any forward-looking statement, whether as a result of new information, future events/developments or otherwise or to conform these statements to actual results. whether as a result of new information, future events or otherwise. You should not place undue reliance on forward-looking statements. The Company urges you to carefully consider these matters, and the risk factors described in this Offering Circular, prior to making an investment in its Shares.

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About This Form 1-A/A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. The Company is offering to sell, and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. The Company’s business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents. The Company will provide the opportunity to ask questions of and receive answers from the Company's management concerning terms and conditions of the Offering, the Company or any other relevant matters and any additional reasonable information to any prospective investor prior to the consummation of the sale of the Shares. This Form 1-A and Offering Circular do not purport to contain all of the information that may be required to evaluate the Offering and any recipient hereof should conduct its own independent analysis. The statements of the Company contained herein are based on information believed to be reliable. No warranty can be made as to the accuracy of such information or that circumstances have not changed since the date of this Form 1-A and Offering Circular. The Company does not expect to update or otherwise revise this Form 1-A, Offering Circular or other materials supplied herewith except if required to do so by the provisions of Regulation A or other securities laws. The delivery of this Form 1-A and Offering Circular at any time does not imply that the information contained herein is correct as of any time subsequent to the date of this Form 1-A and Offering Circular. This Form 1-A and Offering Circular are submitted in connection with the Offering described herein and may not be reproduced or used for any other purpose.

OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A/A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A/A and Offering Circular.

Issuer:	EmpireBIT, Inc.
Type of Offering:	Shares of Class A Common Stock
Price Per Share:	$0.50 per Share
Minimum Investment:	$250.00 per investor (500 Shares)
Maximum Offering:	$2,500,000.00. The Company will not accept investments greater than the Maximum Offering amount.
Maximum Shares Offered:	5,000,000 Shares of Class A Common Stock
Use of Proceeds:	See the description in section entitled “Use of Proceeds” on page 42 herein.
Voting Rights:	The Shares have no voting rights other than those reserved under Delaware law. See “Voting Rights” section of “Securities Being Offered” below for details.
Length of Offering:

Shares will be offered on a continuous basis until either (a) the date upon which the Company confirms that it has received in the bank account gross proceeds of $2,500,000.00 in deposited funds; (b) the expiration of 180 days from the date of this Offering Circular unless extended in its sole discretion by the Company; or (c) the date upon which a determination is made by the Company to terminate the Offering in its sole discretion.

The Offering

Class A Non-Voting Common Stock Outstanding	23,876,318 Shares
Class B Common Stock Outstanding	50,000,000 Shares
Class A Non-Voting Common Stock in this Offering (1)	5,000,000 Shares
Class B Common Stock in this Offering	0 Shares

Total Common Stock to be outstanding after the Offering (2)	78,876,318 Shares

(1) There are two classes of Common Stock issued by the Company. For a full description of the rights of the classes of Common Stock, please see the section of this Offering Circular entitled “Securities Being Offered” below. The total number of Shares of Shares of Class A Common Stock (5,000,000) in the chart assumes that the maximum number of Shares of Class A Common Stock are sold in this Offering.

(2) The number of Shares to be outstanding after the Offering assumes that the Offering is fully subscribed, and this number will be less if the Offering is not fully subscribed. Shares outstanding after the Offering does not include a number of Shares equivalent to 3% of the gross proceeds raised in the Offering, which will be exercisable by the broker-dealer or their assigns via warrants in the future based on the terms of said warrants.

The Company may not be able to sell the Maximum Offering amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors. Funds tendered by investors will be kept in a bank account set up through Prime Trust LLC until the next closing after they are received by the bank. At each closing, with respect to subscriptions accepted by the Company, funds held in the bank account will be distributed to the Company, and the associated Shares will be issued at that time to the investors that purchased such Shares. Investors may not withdraw their funds tendered from the bank account unless the Offering is terminated without a closing having occurred. Investors are not entitled to any refund of funds transmitted by any means to the Company, or to the bank account, for any reason, unless the investor does not clear compliance by the broker-dealers involved.

The Company is not listed on any trading market or stock exchange, and its ability to list its shares of common stock in the future is uncertain. Investors should not assume that the offered Shares will be listed. A public trading market for the Shares may not develop.

Summary of Risk Factors

This Offering involves significant risks and you should consider the Shares highly speculative. The following important factors, and those important factors described elsewhere in this Offering Circular, including the matters set forth under the section entitled “Risk Factors,” could affect (and in some cases have affected) the Company’s actual results and could cause such results to differ materially from estimates or expectations reflected in this Offering Circular and in any forward-looking statements made herein or by the Company. These important risk factors include, but are not limited to:

•The Company is a relatively newly formed entity with limited tangible assets and its continued operation requires substantial additional funding.

•The Company has a very short operating history and there is no assurance that the business plan can be executed, or that the Company will generate revenues or profits.

•Investors in this Offering risk the loss of their entire investment.  The industry in which the Company is participating is highly speculative and extremely risky.

•There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close; therefore, there is no assurance the Company will receive funds sufficient to further its business plan.

•If you invest and purchase the Shares, you will be acquiring a minority interest in the Company and will have little to no effective control over, or input into, the management or decisions of the

Company, primarily because the Shares have no voting rights other than those reserved under Delaware law.

•There is no market for the Company’s Shares at present and there is no assurance such a market will develop subsequent to this Offering. The Shares are illiquid and should be considered a long-term investment.

•There are substantial restrictions on the transferability of the Shares and in all likelihood,  you will not be able to liquidate some or all of your investment in the immediate future.

•The Company has broad discretion in its use of proceeds and, as an investor, you are relying on management’s judgment.

•The price of the Shares is arbitrary and may not be indicative of the value of the Shares or the Company.

•The Company is entering into a relatively new industry where there is great uncertainty, little regulatory or legal guidance or precedent, and numerous and substantial risks that are known, as well as many that will likely arise that are unknown at this time, that could negatively affect the Company and your investment.

•The Company does not expect there to be any market makers to develop a trading market in the Shares.

•Some market participants may oppose the development of distributed ledger or blockchain-based systems.

•The prices of blockchain assets are extremely volatile and fluctuations in the price of digital assets could materially and adversely affect the Company’s business.

•The popularity of cryptocurrencies may decrease in the future, which could have a material impact on the Company’s operations and financial conditions.

•For a more detailed discussion of these and other significant risks, please thoroughly review and understand “Risk Factors” in the main body of this Offering Circular. Potential investors will be given an opportunity, if the potential investor requests to do so, to review the current status of all material contracts and make appropriate questions of management prior to subscribing to this Offering.

Investment Analysis

The Company believes that it has strong economic prospects by virtue of the following dynamics of the industry, the success of its founders in their related business endeavors, and other reasons:

1.Management believes that the trends for growth in the crypto ATM industry in the United States are favorable.

2. The demand for cryptocurrency in the United States is expected to grow, creating an opportunity for the Company as it is already ahead of many competitors because of its ability to use the footprint of Empire ATM Group to establish crypto ATMs in many locations.

3. Management believes that its experience in the traditional ATM market will position EmpireBIT, Inc. for profitable operations and will create new market opportunities in the United States.

Despite Management’s beliefs, there is no assurance that EmpireBIT, Inc. will be profitable, or that management’s opinion of the industry’s favorable dynamics will not be outweighed in the future by unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors below before investing in the Shares. In particular, while the Company and its management are hopeful that the long-term effects will eventually be minimized from the coronavirus pandemic and the related economic issues that have affected the U.S., the global economy and the Company, neither management nor the Company can offer any assurance that what they believe to be the long term favorable conditions will not be outweighed by the occurrence and the past problems and future unknown problems and issues caused by the coronavirus pandemic.

RISK FACTORS

The purchase of the Company’s Shares involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company’s business and your investment in the Shares.  An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The Company is, in addition to the risks set out below, subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies inherently involve greater risk than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Before investing, you should carefully read and carefully consider the following:

Risks Relating to The Company

The Company And Its Management, The U.S. And Global Economy And The Cryptocurrency Markets Have Been Substantially Affected By The Coronavirus Pandemic.

In late 2019, a novel coronavirus (COVID-19) surfaced, reportedly, in Wuhan, China. The World Health Organization declared a global emergency on January 30, 2020, with respect to the outbreak and many states and countries, including the United States, have initiated significant restrictions on business operations. The Company faces uncertainty as the ongoing pandemic causes significant disruption to U.S and global markets and business. The overall and long-term impacts of the outbreak are unknown and evolving.

This pandemic has already adversely affected our business and this or another pandemic, epidemic or outbreak of an infectious disease in the United States or in another country may adversely affect our business. The spread of a disease could lead to unfavorable economic conditions, which would adversely impact our operations. The extent to which the coronavirus impacts our business will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, among others.

The effects of such a widespread infectious disease and pandemic has already caused and may continue to cause or may cause in the future an overall decline in the U.S. and world economy as a whole. The actual effects of the spread of coronavirus or of another pandemic are difficult to assess as the actual effects will depend on many factors beyond the control and knowledge of the Company. However, the spread of the coronavirus, if it continues, and any future similar occurrence may cause an overall decline in the economy as a whole and therefore may materially harm our Company long term.

At the time this filing, there is uncertainty as to the effect of the coronavirus pandemic on the cryptocurrency markets in California, the U.S. and globally. There is also uncertainly as to what long-term restrictions on the general public or other effects will occur in the market, and in the economy in general in general. There is also uncertainty as to what will happen to in this regard should another health-related outbreak occur in the future.

All of these risks, and many others known or unknown, related to this outbreak, and future outbreaks, pandemics or epidemics, could materially affect the short-term and long-term business of the Company, and your investment.

The Company Has Limited Operating History

The Company has a limited operating history and there can be no assurance that the Company's proposed plan of business can be realized in the manner contemplated and, if it cannot be, Shareholders may lose all or a substantial part of their investment. There is no guarantee that the Company will ever realize any significant operating revenues or that its operations will ever be profitable.

The Company Has Incurred Operating Losses In The Past, Expects To Incur Operating Losses In The Future And May Never Achieve Or Maintain Profitability.

Since the Company’s inception, it has experienced net losses and negative cash flows from operations. The Company expects its operating expenses to increase in the future as it expands its operations. If the Company’s revenue does not grow at a greater rate than its operating expenses, the Company will not be able to achieve and maintain profitability. The Company expects to incur significant losses in the future for a number of reasons, including without limitation the other risks and uncertainties described herein. Additionally, the Company may encounter unforeseen operating or legal expenses, difficulties, complications, delays and other factors that may result in losses in future periods. If the Company’s expenses exceed its revenue, the Company may never achieve or maintain profitability and the Company’s business may be harmed.

The Company Is Dependent Upon Its Management, Key Personnel and Consultants to Execute the Business Plan, And Some of Them Will Have Concurrent Responsibilities at Other Businesses

The Company's success is heavily dependent upon the continued active participation of the Company's current executive officers as well as other key personnel and consultants. Many of them will have concurrent responsibilities at other entities such as at Empire ATM Group (an affiliated company as discussed below).  Loss of the services of one or more of these individuals could have a material adverse effect upon the Company's business, financial condition or results of operations. Further, the Company's success and achievement of the Company's growth plans depend on the Company's ability to recruit, hire, train and retain other highly qualified technical and managerial personnel. Competition for qualified employees among companies in industries that the Company is participating in is intense, and the loss of any of such persons, or an inability to attract, retain and motivate any additional highly skilled employees required for the expansion of the Company's activities, could have a materially adverse effect on it. The inability to attract and retain the necessary personnel, consultants and advisors could have a material adverse effect on the Company's business, financial condition or results of operations.

Although Dependent Upon Certain Key Personnel, The Company Does Not Have Any Key Man Life Insurance Policies on Any Such People

The Company is dependent upon management in order to conduct its operations and execute its business plan, however, the Company has not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, should any of these key personnel, management or consultants die or become disabled, the Company will not receive any compensation that would assist with such person's absence. The loss of such person could negatively affect the Company and its operations.

The Company Is Subject to Income Taxes as Well As Non-Income Based Taxes, Which May Include Payroll, Sales, Use, Value-Added, Net Worth, Property and Goods and Services Taxes.

Significant judgment is required in determining the Company’s provision for income taxes and other tax liabilities. In the ordinary course of the Company’s business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although the Company believes that the Company’s tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in the Company’s income tax provisions, expense amounts for non-income based taxes and accruals and (ii) any material differences could have an adverse effect on the Company’s financial position and results of operations in the period or periods for which determination is made.

The Company Is Not Subject to Sarbanes-Oxley Regulations and Lack the Financial Controls and Safeguards Required of Public Companies.

The Company does not have the internal infrastructure necessary, and is not required, to complete an attestation about the Company’s financial controls that would be required under the Sarbanes-

Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of the Company’s financial controls.

The Company Has Engaged in Certain Transactions with Related Persons or Entities.

The Company has, and will continue to engage in transactions with related parties and/or entities, such as Empire ATM Group and United Armor. While the Company believes the terms of such transactions are fair and equitable, these other parties and/or entities are under the control of, and are majority owned by, Michael and Evan Almeida, the Company’s founders, directors, officers and majority shareholders, so the transactions have not been, and will not in the future be, at arm’s length. Please see the section of this Offering Circular entitled “Interest of Management and Others in Certain Related-Party Transactions and Agreements” for further details. If you have concerns about these transactions in the past or in the future, you may ask questions of the Company’s management. However, if you choose to invest in the Company, you will do so knowing and understanding that these transactions have occurred and will continue to occur in the future.

Changes in Employment Laws or Regulation Could Harm the Company’s Performance.

Various federal and state labor laws govern the Company’s relationship with the Company’s employees and contractors and affect the Company’s operating costs. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers' compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect the Company’s operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

The Company’s Bank Accounts Will Not Be Fully Insured

The Company’s regular bank accounts and the Bank account for this Offering each have federal insurance that is limited to a certain amount of coverage.  It is anticipated that the account balances in each account may exceed those limits at times.  In the event that any of Company’s banks should fail, the Company may not be able to recover all amounts deposited in these bank accounts.

The Company’s Business Plan Is Speculative

The Company’s present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will generate significant revenues or profits. An investment in the Company’s Shares is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The Company Will Likely Incur Debt

The Company will likely incur debt (including secured debt) in the future and in the continuing operations of its business. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

The Company’s Expenses Could Increase Without a Corresponding Increase in Revenues

The Company’s operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on the Company’s financial results and on your investment.  Factors which could increase operating and other expenses include, but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, (5) increases in borrowing costs, and (5) unexpected increases in costs of supplies, goods, materials, construction, equipment or distribution.

Computer, Website or Information System Breakdown Could Affect the Company’s Business

Computer, website and/or information system breakdowns as well as cyber security attacks could impair the Company’s ability to service its customers leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company’s financial results as well as your investment.

The Company Will Be Reliant On Key Suppliers

The Company intends to enter into agreements with key suppliers and will be reliant on positive and continuing relationships with such suppliers. Termination of those agreements, variations in their terms or the failure of a key supplier to comply with its obligations under these agreements (including if a key supplier were to become insolvent) could have a material adverse effect on the Company’s financial results and on your investment.

Increased Costs Could Affect The Company

An increase in the cost of raw materials, energy or other goods and services could affect the Company’s profitability. Commodity and other price changes may result in unexpected increases in the cost of raw materials, and other materials used by the Company.  The Company may also be adversely affected by shortages of raw materials or packaging materials. In addition, energy cost increases could result in higher transportation, freight and other operating costs.  The Company may not be able to increase its prices to offset these increased costs without suffering reduced volume, sales and operating profit, and this could have an adverse effect on your investment.

Changes in The Economy Could Have a Detrimental Impact

Changes in the general economic climate, both in the United States and internationally, could have a detrimental impact on consumer expenditure and therefore on the Company’s revenue.  It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may decrease the disposable income that customers have available to spend on products and services like those of the Company and may adversely affect customers’ confidence and willingness to spend.  Any of such events or occurrences could have a material adverse effect on the Company’s financial results and on your investment.

The Amount of Capital the Company Is Attempting to Raise in This Offering Is Not Enough to Sustain the Company's Current Business Plan

In order to achieve the Company's near and long-term goals, the Company will need to procure funds in addition to the amount raised in the Offering. There is no guarantee the Company will be able to raise such funds on acceptable terms or at all. If the Company is not able to raise sufficient capital in the future, the Company will not be able to execute the Company’s business plan, the Company’s continued operations will be in jeopardy and the Company may be forced to cease operations and sell or otherwise transfer all or substantially all of the Company’s remaining assets, which could cause you to lose all or a portion of your investment.

Additional Financing May Be Necessary for The Implementation of The Company's Growth Strategy

Whether the Company is successful in selling the maximum number of Shares in this Offering or not, the Company may require additional debt or equity financing to pursue the Company’s growth and business strategies. These growth and business strategies include, but are not limited to enhancing the Company’s operating infrastructure and otherwise responding to competitive pressures. Given the Company’s limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to the Company. Lack of additional funding could force the Company to curtail substantially the Company’s growth plans. Furthermore, the issuance by the Company of any additional securities pursuant to any future fundraising activities undertaken by the Company or could result in an issuance of securities whose rights, preferences and privileges are senior to those of existing Shareholders including you, and could dilute the ownership or benefits of ownership of existing Shareholders including, but not limited to reducing the value of Shares subscribed for under this Offering.

The Company's Executive Officers, Directors and Affiliate Shareholders Beneficially Own or Control a Substantial Portion of Its Outstanding Shares

The Company's executive officers, directors and affiliates beneficially own or control a substantial portion of the Company’s outstanding Shares which may limit your ability and the ability of the Company’s other Shareholders, whether acting alone or together, to propose or direct the management or overall direction of the Company. Additionally, this concentration of ownership could discourage or prevent a potential merger or acquisition of the Company that might otherwise result in an investor receiving a premium over the market price for his or her Shares. Accordingly, the Company’s employees, directors, executive officers and affiliate Shareholders may have the power to control the election of the Company’s directors and the approval of actions for which the approval of the Company’s Shareholders is required. If you acquire the Company’s Shares, you will have no effective voice in the management of the Company. Such concentrated control of the

Company may adversely affect the value of the Company’s Shares and could also limit the price that investors might be willing to pay in the future for the Company’s Shares.

The Company’s Operating Plan Relies in Large Part Upon Assumptions and Analyses Developed by The Company. If These Assumptions or Analyses Prove to Be Incorrect, The Company’s Actual Operating Results May Be Materially Different from The Company’s Forecasted Results

Whether actual operating results and business developments will be consistent with the Company’s expectations and assumptions as reflected in its forecasts depend on a number of factors, many of which are outside the Company’s control, including, but not limited to:

•whether the Company can obtain sufficient capital to sustain and grow its business

•the Company’s ability to manage its growth

•whether the Company can manage relationships with key vendors and third parties

•demand for the Company’s products and services

•the timing and costs of new and existing marketing and promotional efforts

•competition

•the Company’s ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel

•the overall strength and stability of domestic and international economies

•consumer habits

Unfavorable changes in any of these or other factors, most of which are beyond the Company’s control, could materially and adversely affect its business, results of operations and financial condition.

To Date, The Company Has Had Operating Losses and Does Not Expect to Be Initially Profitable For At Least The Foreseeable Future, And Cannot Accurately Predict When It Might Become Profitable

The Company has been operating at a loss since the Company's inception, and the Company expects to continue to incur losses for the foreseeable future. Further, the Company may not be able to generate significant revenues in the future. In addition, the Company expects to incur substantial operating expenses in order to fund the expansion of the Company's business. As a result, The Company expects to continue to experience substantial negative cash flow for at least the foreseeable future and cannot predict when, or even if, the Company might become profitable.

The Company May Be Unable to Manage Their Growth or Implement Their Expansion Strategy

The Company may not be able to expand the Company's product and service offerings, the Company's markets, or implement the other features of the Company's business strategy at the rate or to the extent presently planned. The Company's projected growth will place a significant strain on the Company's administrative, operational and financial resources. If the Company is unable to successfully manage the Company's future growth, establish and continue to upgrade the Company's operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, the Company's financial condition and results of operations could be materially and adversely affected.

If The Company Is Unable to Effectively Protect Its Intellectual Property and Trade Secrets, It May Impair The Company’s Ability to Compete

The Company’s success will depend on its ability to obtain and maintain meaningful intellectual property protection for any Company intellectual property. The names and/or logos of Company brands may be challenged by holders of trademarks who file opposition notices, or otherwise contest, trademark applications by the Company for its brands. Similarly, domains owned and used by the Company may be challenged by others who contest the ability of the Company to use the domain name or URL. Patents, trademarks and copyrights that have been or may be obtained by the Company may be challenged by others, or enforcement of the patents, trademarks and copyrights may be required. The Company also relies upon, and will rely upon in the future, trade secrets. While the Company uses reasonable efforts to protect these trade secrets, the Company cannot assure that its employees, consultants, contractors or advisors will not, unintentionally or willfully, disclose the Company's trade secrets to competitors or other third parties. In addition, courts outside the United States are sometimes less willing to protect trade secrets. Moreover, the Company's competitors may independently develop equivalent knowledge, methods and know-how. If the Company is unable to defend the Company's trade secrets from others use, or if the Company's competitors develop equivalent knowledge, it could have a material adverse effect on the Company's business.

Any infringement of the Company's patent, trademark, copyright or trade secret rights could result in significant litigation costs, and any failure to adequately protect the Company's trade secret rights could result in the Company's competitors offering similar products, potentially resulting in loss of a competitive advantage and decreased revenues. Existing patent, copyright, trademark and trade secret laws afford only limited protection. In addition, the laws of some foreign countries do not protect the Company's rights to the same extent as do the laws of the United States. Therefore, the Company may not be able to protect the Company's Existing patent, copyright, trademark and trade secret rights against unauthorized third-party use. Enforcing a claim that a third party illegally obtained and is using the Company's Existing patent, copyright, trademark and trade secret rights could be expensive and time consuming, and the outcome of such a claim is unpredictable. This litigation could result in diversion of resources and could materially adversely affect the Company's operating results.

The Company's Business Model Is Evolving

The Company's business model is unproven and is likely to continue to evolve. Accordingly, the Company's initial business model may not be successful and may need to be changed. The Company's ability to generate significant revenues will depend, in large part, on the Company's ability to successfully market the Company's products and services to potential users who may not be convinced of the need for the Company's products and services or who may be reluctant to rely upon third parties to develop and provide these products. The Company intends to continue to develop the Company's business model as the Company's market continues to evolve.

The Company Needs to Increase Brand Awareness, and if the Company Fails to Maintain and Enhance Awareness of The Company's Brand, The Company's Business and Financial Results Could Be Adversely Affected

The Company believes that increasing, maintaining and enhancing awareness of the Company's brand is critical to achieving widespread acceptance and success of the Company's business. Further, the importance of brand recognition will increase as competition in the Company's market increases. Successfully promoting and positioning the Company's brand, products and services will depend largely on the effectiveness of the Company's marketing efforts. Maintaining and enhancing the Company's brand awareness may require the Company to spend increasing amounts of money on, and devote greater resources to, advertising, marketing and other brand-building efforts, and these investments may not be successful. Further, even if these efforts are successful, they may not be cost-effective. If the Company is unable to continuously maintain and enhance the Company's brand, the Company's market may decrease and the Company may fail to attract customers, which could in turn result in lost revenues and adversely affect the Company's business and financial results.

The Company Faces or Will Face Competition in the Company's Markets

The Company either faces, or will face significant competition in the United States and elsewhere. In some cases, the Company’s competitors have or may have longer operating histories, established ties to the market and consumers, greater brand awareness, and greater financial, technical and marketing resources. The Company's ability to compete depends, in part, upon a number of factors outside the Company's control, including the ability of the Company's competitors to develop alternatives that are superior. If the Company fails to successfully compete in its markets, or if the Company incurs significant expenses in order to compete, it would have a material adverse effect on the Company's results of operations.

A Data Security Breach Could Expose the Company to Liability and Protracted and Costly Litigation, And Could Adversely Affect the Company's Reputation and Operating Revenues

To the extent that the Company's activities involve the storage and transmission of confidential information and/or other data, the Company and/or third-party processors will receive, transmit and store confidential customer and other information. Encryption software and the other technologies used to provide security for storage, processing and transmission of confidential customer and other information may not be effective to protect against data security breaches by third parties. The risk of unauthorized circumvention of such security measures has been heightened by advances in computer capabilities and the increasing sophistication of hackers. Improper access to the Company's or these third parties' systems or databases could result in the theft, publication, deletion or modification of confidential customer and other information, as well as numerous other problems. A data security breach of the systems on which sensitive account information are stored could lead to fraudulent activity involving the Company's products and services, reputational damage, and claims or regulatory actions against the Company. If the Company is sued in connection with any data security breach, the Company could be involved in protracted and costly litigation. If unsuccessful in defending that litigation, the Company might be forced to pay damages and/or change the Company's business practices or pricing structure, any of which could have a material adverse effect on the Company's operating revenues and profitability. The Company would also likely have to pay fines, penalties and/or other assessments imposed as a result of any data security breach.

The Company Depends on Third-Party Providers for A Reliable Internet Infrastructure and The Failure of These Third Parties, Or the Internet in General, For Any Reason Would Significantly Impair the Company's Ability to Conduct Its Business

The Company will outsource some or all of its online presence and data management to third parties who host the actual servers and provide power and security in multiple data centers in each geographic location. These third-party facilities require uninterrupted access to the Internet. If the operation of the servers is interrupted for any reason, including natural disaster, financial insolvency of a third-party provider, or malicious electronic intrusion into the data center, its business would be significantly damaged. As has occurred with many Internet-based businesses, the Company may be subject to "denial-of-service" attacks in which unknown individuals bombard its computer servers with requests for data, thereby degrading the servers' performance. The Company cannot be certain it will be successful in quickly identifying and neutralizing these attacks. If either a third-party facility failed, or the Company's ability to access the Internet was interfered with because of the failure of Internet equipment in general or if the Company becomes subject to malicious attacks of computer intruders, its business and operating results will be materially adversely affected.

The Company's Employees May Engage in Misconduct or Improper Activities

The Company, like any business, is exposed to the risk of employee or contractor fraud or other misconduct. Misconduct by employees or contractors could include intentional failures to comply with laws or regulations, provide accurate information to regulators, comply with applicable standards, report financial information or data accurately or disclose unauthorized activities to the Company. In particular, sales, marketing and business arrangements are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve improper or illegal activities which could result in regulatory sanctions and harm to the Company's reputation.

Limitation on Director, Officer and Other’s Liability

The Company may provide for the indemnification of directors, officers and others to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors, officers and others to the Company and its Shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or others controlling or working with the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Despite this, should the

Company provide such indemnification, it could have a material adverse effect on the Company.

Inability to Maintain and Enhance Product Image Could Affect the Company

It is important that the Company maintains and enhances the image of its existing and new products and services. The image and reputation of the Company’s products may be impacted for various reasons including but not limited to, bad publicity, litigation, customer complaints, and complaints from regulatory bodies. Such problems, even when unsubstantiated, could be harmful to the Company’s image and the reputation of its products. From time to time, the Company may receive complaints from customers regarding products purchased from the Company. The Company may become subject to lawsuits from customers alleging injury because of a purported defect in products or services sold by the Company, claiming substantial damages and demanding payments from the Company. These claims may not be covered by the Company’s insurance policies, if any exist. Any resulting litigation could be costly for the Company, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on the Company’s business, results of operations, and financial condition. Any negative publicity generated as a result of customer or regulator complaints about the Company or its products could damage the Company’s reputation and diminish the value of the Company’s brand and brand equity (brand image, reputation and product quality), which could have a material adverse effect on the Company’s business, results of operations, and financial condition, as well as your investment.

There Are Doubts About the Company’s Ability to Continue as a Going Concern.

The Company’s independent auditors have raised doubts about the Company’s ability to continue as a going concern. There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the commencement of revenues, with interim cash flow deficiencies being addressed through additional financing. The Company anticipates raising additional funds through public or private financing, securities financing and/or strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and Share price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s Shares, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary to raise additional funds, and may require that the Company relinquish valuable rights. Any additional financing could have a negative effect on Shareholders.

The Company May Not Have, Or May Not Be Able To Obtain, The Technical Skills And Expertise Needed To Successfully Develop Or Maintain The Business.

The Company will use the proceeds of this Offering to make significant investments to develop and launch the business, but the Company may not have, or may not be able to obtain, the technical skills and expertise needed to successfully develop or maintain the business. If the Company is not successful in its efforts to demonstrate to users the utility and value of the business, there may not be sufficient demand to enable the Company to be successful, which would negatively impact the Company’s financial well-being and your investment.

There Are Many Known And Unknown Risks Associated With The Automatic Teller Machine Industry That Could Negatively Affect Your Investment In The Company

There are many known and unknown risks associated with the automatic teller machine industry that could negatively affect your investment in the company. The list of known risks includes, but is not limited to:

•The physical security of automatic teller machines (ATMs) is an ongoing challenge and the theft from an ATM could cause financial loss for the Company.

•Criminal acts against ATMs, and their customers, are an ongoing concern and any such criminal acts could cause financial loss for the Company.

•Over the past few years, criminals' use of "skimming" devices (those that capture the magnetic stripe and keypad information from ATM machines, gas pumps and retail and restaurant checkout devices) has been an ongoing concern. The use of such devices on the Company’s ATMs could cause financial loss for the Company.

•Criminals may use items to rob ATMs such as torches, forklifts and even earth-moving vehicles. These physical attacks, sometimes called ram-raids or smash & grab burglaries, can be carried out in a number of ways. One of the most common is through physical attacks, which attempt to break into the safe or vault inside the ATM. In others, criminals may knock an ATM off its foundation using vehicles, trucks, front end loaders, backhoes or forklifts, and then load the ATM into a truck and move to a hideout to break into at their leisure. Other attacks use saws to cut though the ATM's metal case to pull out the vault. The occurrence of such criminal activity on the Company’s ATMs could cause financial loss for the Company.

•Theft of ATM cards or PIN numbers, which can lead to unauthorized withdrawals.  The occurrence of such unauthorized withdrawals on the Company’s ATMs could cause financial loss for the Company.

•Other methods of ATM fraud include card trapping (where the customer’s card is trapped by a criminal to be retrieved later) and keypad overlays (which are used to match up with the buttons of the legitimate keypad below it and but records or transmits to a criminal the keylog of the PIN entries.  The occurrence of such events on the Company’s ATMs could cause financial loss for the Company.

•Cyber fraud including cassette manipulation fraud (where the ATM is programmatically altered to dispense multiples of the withdrawal amount with a single cash withdrawal transaction); surcharge fraud; confidentiality compromise (where the perpetrator gains unauthorized access to ATM system logs and the confidential information stored therein that can then be exploited); and other forms of software compromise fraud. The occurrence of such events on the Company’s ATMs could cause financial loss for the Company.

•Fraud committed “from the inside” by the Company’s employees or others with access to the ATMs such as the actual person replenishing or servicing the ATM who could commit theft or fraud in a number of different ways. The occurrence of such events on the Company’s ATMs could cause financial loss for the Company.

Risks Relating to This Offering and Investment

The Shares Are Offered On A “Best Efforts” Basis and The Company May Not Raise the Maximum Amount Being Offered

Since the Company is offering the Shares on a “best efforts” basis, there is no assurance that the Company will sell enough Shares to meet its capital needs. If you purchase Shares in this Offering, you will do so without any assurance that the Company will raise enough money to satisfy the full Use of Proceeds which the Company has outlined in this Offering Circular or to meet the Company’s working capital needs.

If The Maximum Offering Is Not Raised, It May Increase The Amount Of The Company’s Long-Term Debt Or The Amount Of Additional Equity The Company Needs To Sell

There is no assurance that the maximum amount of Shares in this offering will be sold. If the maximum Offering amount is not sold, the Company may need to incur additional debt or raise additional equity in order to finance its operations. Increasing the amount of debt will increase the Company’s debt service obligations and make less cash available for distribution to its shareholders. Increasing the amount of additional equity that the Company will have to sell in the future will further dilute those investors participating in this Offering.

Investor Funds Will Not Accrue Interest While in the Bank Account Prior To Closing

All funds delivered in connection with subscriptions for the Shares will be held in a non-interest-bearing bank account until a closing of the Offering, if any. Investors in the securities offered hereby may not have the use of such funds or receive interest thereon pending the completion of the Offering or a closing. If the Company fails to hold a closing prior to the termination date, investor subscriptions will be returned without interest or deduction.

The Company Has Not Paid Dividends in The Past and Does Not Expect to Pay Dividends in The Future, So Any Return on Investment May Be Limited to The Value of the Shares

The Company has never paid cash dividends on its Shares and does not anticipate paying cash dividends in the foreseeable future. The payment of dividends on the Company’s Shares will depend on earnings, financial condition and other business and economic factors affecting it at such time that management may consider relevant. If the Company does not pay dividends, the Company’s Shares may be less valuable.

An Investment in the Company's Shares Could Result in A Loss of Your Entire Investment

An investment in the Company's Shares offered in this Offering involves a high degree of risk and you should not purchase the Shares if you cannot afford the loss of your entire investment.  You may not be able to liquidate your investment for any reason in the near future.

There is No Public Trading Market for the Company's Shares

At present, there is no active trading market for the Company’s Shares and the Company cannot assure that a trading market will develop. The Company’s Shares have no trading symbol. There may never be a trading market available for the Shares. In addition, even if a trading market develops, there is absolutely no assurance that the Shares could be sold under Rule 144 or otherwise unless the Company becomes a current public reporting company with the Securities and Exchange Commission and otherwise is current in the Company’s business, financial and management information reporting, and applicable holding periods have been satisfied.

Should the Company’s Shares Become Quoted on A Public Market or Exchange, Sales of A Substantial Number of Shares May Cause the Price of the Shares To Drop

Should a market develop and the Company’s Shareholders sell substantial amounts of the Company’s Shares in the public market, Shares sold may cause the price to decrease below the current Offering price. This may also make it more difficult for the Company to sell future Shares, equity or equity-related securities at a time and price that the Company deems reasonable or appropriate.

If The Shares Are Eventually Traded On An Exchange, The Securities And Exchange Commission May Suspend Trading In Securities When It Is Of The Opinion That A Suspension Is Required To Protect Investors And The Public Interest.

If the Company’s Shares are eventually listed and traded on a national securities exchange, the Securities And Exchange Commission may suspend trading in its securities if it the Commission of the opinion that a suspension is required to protect investors and the public interest. A suspension of the Company’s Shares could adversely affect its business.

The Price For The Company’s Shares May Be Volatile.

The market price of the Company’s Shares, if any trading begins in the future, is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond its control, including the following:

•The Company may not be able to compete successfully against current and future competitors.

•The Company’s ability to obtain working capital financing.

•Additions or departures of key personnel.

•Sales of the Company’s Shares.

•The Company’s ability to execute the business plan.

•Operating results that fall below expectations.

•Regulatory developments, particularly those affecting blockchain technology for the Company’s Shares.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s Shares. As a result, you may be unable to resell your Shares at a desired price.

The Company Has Made Assumptions in Its Projections and In Forward-Looking Statements That May Not Be Accurate

The discussions and information in this Offering Circular may contain both historical and “forward-looking statements” which can be identified by the use of forward-looking terminology including the terms “believes,” “anticipates,” “continues,” “expects,” “intends,” “may,” “will,” “would,” “should,” or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances.  Forward-looking statements contained in this Offering Circular, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results to differ from its current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers and failure to obtain new customers, the risk of litigation and administrative proceedings involving the Company or its employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company’s operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this Offering Circular or in other reports issued by the Company or by third-party publishers.

The Company Has Significant Discretion Over the Net Proceeds of This Offering

The Company has significant discretion over the net proceeds of this Offering. As is the case with any business, particularly one without a proven business model, it should be expected that certain expenses unforeseeable to management at this juncture will arise in the future. There can be no assurance that management's use of proceeds generated through this Offering will prove optimal or translate into revenue or profitability for the Company. You are urged to review the Use of Proceeds in this Offering Circular but to understand that the actual use of the net proceeds of this Offering may vary significantly. In all cases, you should consult with their attorneys, accountants and personal investment advisors prior to making any decision to invest in the Company.

The Offering Price for The Shares Has Been Determined by The Company

The price at which the Shares are being offered has been arbitrarily determined by the Company. There is no relationship between the Offering price and the Company’s assets, book value, net worth, or any other economic or recognized criteria of value. Rather, the price of the Shares was derived as a result of internal decisions based upon various factors including prevailing market conditions, the Company’s future prospects and needs, and the Company’s capital structure. These prices do not necessarily accurately reflect the actual value of the Shares or the price that may be realized upon disposition of the Shares, or at which the Shares might trade in a marketplace, if one develops.

You Should Be Aware of The Long-Term Nature of This Investment

There is not now, and may never be, a public market for the Shares. Because the Shares are being sold under exemptions to registration, and therefore have not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the Shares may have certain transfer restrictions. It is not currently contemplated that registration under the Securities Act or other securities laws will occur for the Shares . Limitations on the transfer of the Shares may also adversely affect the price that you might be able to obtain for the Shares in a sale in the future. Investors in the Company, therefore, will not receive any of the benefits that such registration would otherwise provide. You must assess the adequacy of disclosure and the fairness of the terms of this Offering on your own or in conjunction with your personal advisors. You should be aware of the long-term nature of your investment in the Company.

Neither The Offering Nor The Securities Have Been Registered Under Federal Or State Securities Laws, Leading To An Absence Of Certain Regulation Applicable To The Company

The Company also has relied on exemptions from securities registration requirements under applicable state and federal securities laws. Investors in the Company, therefore, will not receive any of the benefits that such registration would otherwise provide. Prospective investors must therefore assess the adequacy of disclosure and the fairness of the terms of this Offering on their own or in conjunction with their personal advisors.

The Shares in This Offering Have No Protective Provisions.

The Shares in this Offering have no protective provisions. As such, you will not be afforded protection, by any provision of the Shares or as a Shareholder, in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving the Company. If there is a "liquidation event" or "change of control" for the Company, the Shares being offered do not provide you with any protection. In addition, there are no provisions attached to the Shares in the Offering that would permit you to require the Company to repurchase the Shares in the event of a takeover, recapitalization or similar transaction involving the Company.

Changes In Tax And Accounting Laws and Regulations May Affect The Company

Changes in state, federal and international tax laws could have an effect on the Company. For example, on December 22, 2017, the President of the United States signed into legislation The Tax Cuts and Jobs Act (“TCJA”) which changed existing U.S. tax law and included numerous provisions that may affect the Company’s business, including its income tax accounting, disclosure and tax compliance. The TCJA, among other things, includes changes to U.S. federal tax rates, imposes significant additional limitations on the deductibility of interest, and allows for the expensing of capital expenditures. The impact of this tax reform on holders of the Company’s Shares is uncertain and could be adverse. Additionally, the Financial Accounting Standards Board (“FASB”) has issued recent new revenue recognition standards principles for the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e. lessees and lessors). The impact of these reforms on holders of the Company’s Shares is uncertain and could be adverse. Changes in tax and accounting laws, rules, standards, and regulations are unpredictable, and in some cases could have a material adverse effect on the Company, and as a result, on your investment.

No Guarantee of Return on Investment

There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Offering Circular and all Exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

The Exclusive Forum Provision In The Subscription Agreement May Have The Effect Of Limiting An Investor’s Ability To Bring Legal Action Against The Company And Could Limit An Investor’s Ability To Obtain A Favorable Judicial Forum For Disputes.

The subscription agreements for this Offering include a forum selection provision that requires any claims against the Company based on the subscription agreement to be brought in a court of competent jurisdiction in the State of New York, unless the claims are brought to enforce any duty or liability created by the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations thereunder. This provision may have the effect of limiting the ability of investors to bring a legal claim against the Company due to geographic limitations. There is also the possibility that the exclusive forum provision may discourage shareholder lawsuits, or limit shareholders’ ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company and its officers and directors. Alternatively, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, the Company may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect the Company’s business and financial condition.

The Subscription Agreement Contains An Indemnification Clause That Requires You To Indemnify The Company And Hold The Company Harmless Under Certain Circumstances.

The Subscription Agreement and/or Cryptocurrency Subscription Agreement you must sign to invest in this Offering contains an indemnification clause. The clause provides that you agree to indemnify and hold harmless the Company and all of its affiliates, attorneys, accountants, employees, officers, directors, broker-dealers, placement agents, shareholders and other agents from any liability, claims, costs, damages, losses or expenses incurred or sustained by them as a result of your representations and warranties being made when you sign the Subscription Agreement or otherwise being untrue or inaccurate, or because of a breach of the Subscription Agreement by you. By signing the Subscription Agreement, you also grant to the Company the right to setoff against any amounts payable by the Company to the you, for whatever reason, of any and all damages, costs and expenses (including, but not limited to, reasonable attorney’s fees) which are incurred by the Company or any of its affiliates as a result of matters for which the Company is indemnified pursuant to the Subscription Agreement.

You Will Need To Keep Records Of Your Investment For Tax Purposes.

As with all investments in securities, if you sell the Shares you will probably need to pay tax on the long-term or short-term capital gains that you realize if sold at a profit or set any loss against other income. If you do not have a regular brokerage account, or your regular broker will not hold the Shares for you (and many brokers refuse to hold Regulation A securities for their customers) there will be nobody keeping records for you for tax purposes and you will have to keep your own records, and calculate the gain on any sales of any securities you sell.

No Guarantee of Return on Investment

There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Form 1-A, Offering Circular and all exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE COMPANY’S MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY'S CURRENT BUSINESS PLAN. EACH PROSPECTIVE INVESTOR IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SHARES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG

OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE, AS WELL AS OTHERS NOT DISCUSSED ABOVE.

DILUTION

The term "dilution" refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given Share when additional Shares are issued. If all of the Shares in this Offering are fully subscribed and sold, the Shares offered herein will constitute approximately 6.34% of the total Shares of the Company.

The Company anticipates that subsequent to this Offering, the Company may require additional capital. Such future fund raising will further dilute the percentage ownership of the Shares sold herein in the Company. Your stake in the Company could be diluted due to the Company issuing additional Shares of Class A Common Stock or other securities such as stock, or securities or debt convertible into stock or additional classes of stock. When the Company issues more shares or other securities, the percentage of the Company that you own will decrease, even though the value of the Company may increase. If this event occurs, you may own a smaller piece of a larger company. An increase in number of shares outstanding could also result from a securities offering (such as an initial public offering, an equity crowdfunding round, a venture capital round, or an angel investment), employees or others exercising stock options, or by conversion of certain instruments such as convertible bonds, other classes of stock or warrants into stock or other equity. If the Company decides to issue more stock or other securities, an investor could experience value dilution, with each Share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per Share, although this typically occurs only if the Company offers dividends, and most early stage companies like the Company are unlikely to offer dividends, preferring to invest any earnings into the Company.

The type of dilution that negatively affects early-stage investors most occurs when the Company sells more shares or securities in a “down round,” meaning at a lower valuation than in earlier offerings. This type of dilution might also happen upon conversion of convertible notes into shares of stock. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more shares than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Either way, the holders of the convertible notes get more shares for their money than would new investors in that subsequent round. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more shares for their money. Investors should pay careful attention to the amount of convertible notes that a company has issued and may issue in the future, and the terms of those notes. At present, the Company has not issued any convertible notes, but it is possible that such notes could be issued in the future.

If you are making an investment expecting to own a certain percentage of the Company or expecting each Share to hold a certain amount of value, it’s important to realize how the value of those Shares can decrease by actions taken by the Company. Dilution can make drastic changes to the value of each Share, ownership percentage, control, share of revenues and earnings per Share.

If you invest in the Company’s Shares, your interest will be diluted immediately to the extent of the difference between the Offering price per «Type_of_Securities»and the pro forma net tangible book value per «Type_of_Securities»after this Offering. As of December 31, 2018, the net tangible book value of the Company was $88,984.37 since the Company has not generated any revenue to date but had cumulative expenses equal to $127,194.68 and $206,896.93 in paid-in-capital.  Based on the number of Shares of Class A Common Stock (23,876,318) and Class B Common Stock (50,000,000) issued and outstanding as of the date of this Offering Circular, that equates to a net tangible book value of approximately $0.001 per Share on a pro forma basis. Net tangible book value per Share consists of shareholders’ equity adjusted for the retained earnings (deficit), divided by the total number of Shares outstanding. The pro forma net tangible book value, assuming full subscription in this Offering, would be $0.635 per Share.

Thus, if the Offering is fully subscribed, the net tangible book value per Share owned by the Company’s current shareholders will have immediately increased by approximately $0.634 without any additional investment on their part and the net tangible book value per Share for new investors will be immediately diluted to $0.635 per Share. These calculations do not include the costs of the Offering, and such expenses will cause further dilution.

The following tables illustrate the per Share dilution which would occur under each of the “Use of Proceeds” section scenarios shown below (after deducting the appropriate offering expenses for each scenario):

If the total capital raised is $5,000,000:
Offering price per Share*	$0.50
Net Tangible Book Value per Share before Offering (based on 73,876,318 Shares)	$0.001
Increase in Net Tangible Book Value per Share Attributable to Securities Offered Hereby (based on 500,000 Shares)	$0.067
Net Tangible Book Value per Share after Offering (based on 74,376,318 Shares)	$0.068
Dilution of Net Tangible Book Value per Share to Purchasers in this Offering	$9.932
*Before deduction of offering expenses

If the total capital raised is $10,000,000:
Offering price per Share*	$0.50
Net Tangible Book Value per Share before Offering (based on 73,876,318 Shares)	$0.001
Increase in Net Tangible Book Value per Share Attributable to Securities Offered Hereby (based on 1,000,000 Shares)	$0.134
Net Tangible Book Value per Share after Offering (based on 74,876,318 Shares)	$0.135

Dilution of Net Tangible Book Value per Share to Purchasers in this Offering	$9.865
*Before deduction of offering expenses

If the total capital raised is $25,000,000:
Offering price per Share*	$0.50
Net Tangible Book Value per Share before Offering (based on 73,876,318 Shares)	$0.001
Increase in Net Tangible Book Value per Share Attributable to Securities Offered Hereby (based on 2,500,000 Shares)	$0.327
Net Tangible Book Value per Share after Offering (based on 76,376,318 Shares)	$0.328
Dilution of Net Tangible Book Value per Share to Purchasers in this Offering	$9.672
*Before deduction of offering expenses

If the total capital raised is $2,500,000:
Offering price per Share*	$0.50
Net Tangible Book Value per Share before Offering (based on 73,876,318 Shares)	$0.001
Increase in Net Tangible Book Value per Share Attributable to Securities Offered Hereby (based on 5,000,000 Shares)	$0.634
Net Tangible Book Value per Share after Offering (based on 78,876,318 Shares)	$0.635
Dilution of Net Tangible Book Value per Share to Purchasers in this Offering	$9.365
*Before deduction of offering expenses

There is a material disparity between the price of the Shares in this Offering and the effective cash cost to officers, directors, promoters, affiliated persons and existing shareholders for shares acquired by them in transactions during the past year. The average effective cash contribution for shares acquired by officers, directors, promoters, affiliated persons and existing shareholders in transactions during the past year was.  The Company’s operations to date have been funded by the founders (include any repayment options to Empire ATM Group, etc.) Total funding provided by these sources from inception through December 31, 2018 amounted to $207,635.70 and has continued since then. The average effective cash contribution for Shares acquired by investors in transactions during the past year was approximately $0.003 per Share, whereas the public contribution under this Offering will be $0.50 per Share.

The following table summarizes the differences between the total consideration and the weighted-average price per share paid by, on the one hand, officers, directors, promoters and affiliates of the Company who have acquired shares of Common Stock prior to the date of this Offering Circular and, on the other hand, investors participating in this Offering, before deducting estimated offering expenses, assuming that the maximum gross cash proceeds from the offering of $2,500,000.00 are raised and that the maximum number of shares are sold at the $0.50 per share.

	Total Shares	Total Consideration	Weighted Average Price Per Share
Existing Shareholders Prior To This Offering	73,876,318	$0.00	$0.003
Investors In This Offering	5,000,000	$2,500,000	$0.500

PLAN OF DISTRIBUTION

The Company is offering a Maximum Offering of up to $2,500,000.00 of its Shares of Class A Common Stock. The Offering is being conducted on a best-efforts basis without any minimum number of Shares or amount of proceeds required to be sold. There is no minimum subscription amount required (other than a per investor minimum purchase) to distribute funds to the Company. The Company may add additional commissioned broker-dealers after the commencement of the offering. Any such arrangement will add to its expenses in connection with the offering. If the Company engages one or more commissioned sales agents, the Company will supplement this Form 1-A/A and Offering Circular to describe the arrangement.

This is not a contingent offering, and the Company plans to hold its first closing approximately three weeks after the qualification of the Offering. The Company will undertake one or more closings on a rolling basis as funds are received from investors. Considerations as to when such closings will occur will include the amount of funds raised in the Offering prior to each such proposed closing, the feedback received from market participants regarding their interest in participating in the Offering and the impact that a closing would have on the continuation of the Offering. Furthermore, the Company anticipates that closings will be held such that no cleared investor funds will remain in the account set up by Prime Trust LLC for more than approximately 30 business days. At each closing, funds held in the bank account will be distributed to the Company, and the associated Shares will be issued to all investors at time of each closing for investors whose funds and subscription have been cleared. Investors will be notified by the Company via e-mail or another form of written communication when a closing occurs involving their subscription and will be notified that their Shares have been issued at that time. Funds tendered by investors will be kept in the account set up by Prime Trust LLC until the next closing after they are received by the bank. At each closing, funds for subscriptions accepted from investors who have been issued will be immediately available for the Company's use during the term of the Offering. The Company will periodically notify investors and potential investors of the amount of capital raised through either its website or other websites where this Offering may take place.

All subscribers will be instructed by the Company or its agents to transfer funds by wire or ACH transfer directly to the account set up by Prime Trust LLC for this Offering or to deliver checks under instructions to be given by the Company which shall be deposited into the account set up by Prime Trust LLC and released to the Company at each closing. The Company may also accept debit and/or credit cards. Should the Company choose to accept credit or debit cards as payment of the subscription amount, processing fees and other charges may be added to the subscription amount to pay for the third-party costs of processing such payments.

Except as stated above, subscribers have no right to a return of their funds unless no closing has occurred by the termination date of the Offering, in which event investor funds held in the account set up by Prime Trust LLC will promptly be refunded to each investor without interest or deductions. Because this is not a contingent offering, and the Company plans to hold its first closing approximately three weeks after the qualification of the Offering, the likelihood of no closing occurring is very slim. However, the Company may terminate the Offering at any time for any reason at its sole discretion and may extend the Offering past the planned termination date in the absolute discretion of the Company.

None of the Shares being sold in this Offering are being sold by existing securities holders. All of the Shares were authorized as of August 3, 2018.

After the Offering Circular has been qualified by the Securities and Exchange Commission (the “SEC”), the Company will accept tenders of funds to purchase the Shares. The Company has engaged Prime Trust LLC to hold investor funds until compliance by the broker-dealer is complete. The escrow agreement will be filed as Exhibit 1A-8 to this Form 1-A/A of which this Preliminary Offering Circular is a part.

The Company initially will use its existing website, www.EmpireBIT.com, to provide notification of the Offering. Persons who desire information will be directed to either www.EmpireBIT.com, or a website owned and operated by an unaffiliated third party that provides technology support to issuers engaging in equity crowdfunding efforts. This Preliminary Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the above-referenced websites.

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation that if you are not an “accredited investor” as defined under federal securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth, as described in the subscription agreement.

The Company has engaged Dalmore Group, LLC (“Dalmore”), a broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”), to perform the following administrative and technology related functions in connection with this Offering, but not for underwriting or placement agent services:

1.Accept investor data from the Issuer, generally via a reputable software system or technology provider, but also via other means as may be established by mutual agreement;

2.Process potential investors, including, but not limited to, running reasonable background checks for anti-money laundering and PATRIOT Act purposes (together, “AML”), as well as comply with Know Your Customer (“KYC”) rules;

3.Review and process information from potential investors, including but not limited to running reasonable background checks for AML, IRS tax fraud identification and purposes, and to gather and review responses to customer identification information;

4.Review subscription agreements received from prospective investors to confirm their participation in the Offering;

5.Contact the Company and/or the Company's agents, if needed, to gather additional information or clarification from prospective investors;

6.Provide the Company with prompt notice about inconsistent, incorrect or otherwise flagged (e.g. for underage or AML reasons) subscriptions;

7.Transmit data to the Company's transfer agent in the form of book-entry data for maintaining the Company's responsibilities for managing investors, investor relationship management, and record keeping and for facilitating any such similar matters related to the Shares of Class B Common Stock;

8.Keep investor details and data confidential and not disclose to any third party except as required by regulators or by law (e.g. as needed for AML); and

9.Comply with any required FINRA filings including filings required under Rule 5110 for the offering.

The Company has agreed to pay Dalmore Group, LLC a broker-dealer services fee equivalent to 5% of all capital raised in the Offering and 3% cashless exercise warrants on all capital raised in the Offering, exercisable for up to 5 years from the date of qualification of this Offering. All warrants shall be issued to Dalmore or their assigns. The warrants may be exercised by Dalmore or their assigns for no cost and will, when exercised, provide Dalmore or their assigns with Shares of Class A Common Stock. The warrants are (a) not exercisable or convertible more than five years from the qualification date of the offering circular pursuant to FINRA Rule 5110(f)(2)(G)(i); (b) comply with lock-up restrictions pursuant to FINRA Rule 5110(g)(1); and (c) comply with transfer restrictions pursuant to FINRA Rule 5110(g)(2). The Company has also paid a FINRA 5110 filing fee of $2,000.00 and a due diligence flat fee of $15,000.00, at least $12,500 of this due diligence flat fee was paid to a third-party due diligence provider and any portion of the not paid to a third party due diligence provider will be refunded to the Company. The Company is also liable to reimburse Dalmore for any out-of-pocket expenses incurred in relation to the services provided. The total amount of out-of-pocket expenses that may be reimbursed to Dalmore is capped at $10,000.00, not including the $15,000.00 due diligence fee and the FINRA filing fee which were paid to a previous broker-dealer.

The warrants described in the preceding paragraph and the right to purchase securities upon exercise hereof shall terminate upon the earliest of (a) the close of business on the five year anniversary of qualification of the Company's Regulation A offering or (b) the consummation of a sale, merger or the like of the Company or an initial public offering of the Company. For the avoidance of doubt, the warrants will not be exercisable more than five years from the qualification date of this Offering pursuant to FINRA Rule 5110(f)(2)(G)(i). The warrants shall comply with transfer restrictions pursuant to FINRA Rule 5110(g)(2).

Dalmore may engage the services of additional FINRA member broker-dealers as part of a selling group, and those additional broker-dealers may be paid additional fees to those disclosed herein. Should such additional broker-dealers be engaged, an amendment or supplement to this Offering Circular will be filed disclosing the additional fees.

Dalmore will not under any circumstance solicit any investment in the Company in this Regulation A Offering, provide investment advice to any prospective investor in this Regulation A Offering, or make any securities recommendations to investors in this Regulation A Offering. Dalmore is not distributing any securities offering prospectuses in this Regulation A Offering or making any oral representations concerning the securities offering in this Regulation A Offering. Based upon Dalmore's anticipated limited role in this Offering, it has not and will not conduct extensive due diligence of this Regulation A offering and no investor should rely on Dalmore's involvement in this offering as any basis for a belief that it has done extensive due diligence. Dalmore does not expressly or impliedly affirm the completeness or accuracy of the Form 1-A and/or Offering Circular presented to investors by the Company. All inquiries regarding this Offering should be made directly to the Company.

This Offering will commence on the qualification of this Offering Circular, as determined by the Securities and Exchange Commission and continue for a period of 180 days. The Company may extend the Offering for an additional time period unless the Offering is completed or otherwise terminated by the Company. If such an extension of the Offering is to occur, an appropriate filing will be made with the SEC to provide notification of the extension.  Funds received from investors will be counted towards the Offering only if the form of payment clears the banking system and represents immediately available funds held by the Company prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company, or as otherwise set out herein.

If you decide to subscribe for any Shares in this Offering, you must deliver a funds for acceptance or rejection. The minimum investment amount for a single investor is $250.00 for 500 Shares of Class A Common Stock unless reduced on a case-by-case basis by the Company. If paying by check, instructions shall be given by the Company as to how and where to deliver the payment by check and to whom the check should be made payable. If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by the Company of a subscription, a confirmation of such acceptance will be sent to the investor.

The Company maintains the right to accept or reject subscriptions for any reason or for no reason. The Company maintains the right to accept subscriptions below the minimum investment amount in its discretion. All monies from rejected subscriptions will be returned by the Company to the investor, without interest or deductions.

This is an offering made under an exemption from registration via “Tier 2” of Regulation A. There is no guarantee that a market will develop for the Shares of Class A Common Stock, or that any purchaser of the Shares of Class A Common Stock will be able to sell their Shares of Class A Common Stock for a profit even if such a listing occurs.

The Shares will be sold only to an investor who is not an accredited investor if the aggregate purchase price paid by such investor is no more than 10% of the greater of such investor’s annual income or net worth, not including the value of the investor’s primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the Shares. Investor suitability standards in certain states or jurisdictions may be higher than those described in this Form 1-A/A and/or Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons. Different rules apply to accredited investors.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the Shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the Shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Shares. Selling broker-dealers and other persons who may participate in the offering may make additional reasonable inquiries in order to verify an investor's suitability for an investment in the Company. Transferees of the Shares may also be required to meet the above suitability standards or other standards applicable under federal and state securities law.

The Shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.  A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the Shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

The sale of Shares of the same class as those to be offered for the period of distribution will be limited and restricted to those sold through this Offering. Because the Shares being sold are not publicly or otherwise traded, the market for the securities offered is presently stabilized.

Integral Transfer Agency USA Inc. will serve as transfer agent to maintain Shareholder information.

USE OF PROCEEDS

The Use of Proceeds is an estimate based on the Company’s current business plan. The Company may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and the Company will have broad discretion in doing so. Because the Offering is a “best efforts” (but not a contingent) offering, the Company may close the Offering without sufficient funds for all the intended purposes set out below or even to cover the costs of the Offering.

The maximum gross proceeds from the sale of the Shares in this Offering are $2,500,000.00. The net proceeds from the Offering, assuming it is fully subscribed, are expected to be approximately $2,175,000.00 after the payment of offering costs including broker-dealer fees. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

Management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Ultimately, management of the Company intends to use a substantial portion of the net proceeds for operation and general working capital. At present, management’s best estimate of the use of proceeds, at various funding milestones, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company’s management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company’s management at all times.

A portion of the proceeds from this Offering may be used to compensate or otherwise make payments to officers or directors of the issuer. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

USE OF PROCEEDS TABLE

Item	$625,000	$1,250,000	$1,875,000	$2,500,000
Operations	$100,000	$200,000	$300,000	$400,000
R&D	$25,000	$50,000	$75,000	$100,000
EmpireBIT ATMs	$200,000	$637,500	$1,081,250	$1,525,000
Working Capital	$68,750	$100,000	$125,000	$150,000
Offering Expenses (1)	$200,000	$200,000	$200,000	$200,000
Broker Dealer Fees (2)	$31,250	$62,500	$93,750	$125,000

Total	$625,000	$1,250,000	$1,875,000	$2,500,000

(1) The Offering Expenses are estimated at a total of $200,000 in the chart above, but may vary from that total. The estimated Offering Expenses in this chart include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, broker-dealer out-of-pocket expenses, administrative services, other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares, but which do not include fees to be paid to any technology provider or service fees paid to Dalmore or any type of commissions to be paid to any broker-dealer.

(2) The Company shall pay Dalmore Group, LLC (“Dalmore”) a cash success fee equivalent to 5% of the gross proceeds raised in the Offering. In addition to the fees above, the Company shall grant to Dalmore (or its designees and assignees) cashless warrants equivalent to 3% of the gross proceeds raised in the Offering. Fees in the chart above only reflect the cash fee (5%), and do not reflect the warrants, which are also not represented in the capitalization table herein. Dalmore may engage the services of additional FINRA member broker-dealers as part of a selling group, and those additional broker-dealers may be paid additional fees to those disclosed herein. Should such additional broker-dealers be engaged, an amendment to this Offering Circular will be filed disclosing the additional fees.

DESCRIPTION OF THE BUSINESS

General

EmpireBIT, Inc. (the “Company”) is a Delaware corporation formed in 2018. Its predecessor company, EmpireBIT LLC, was formed on January 16, 2018 and was converted to a corporation on or about August 3, 2018. EmpireBIT, Inc. shares common founders, brothers Evan and Michael Almeida, with Empire ATM LLC (“Empire ATM Group”), a strategic partner with a successful track record of 15 years in the ATM industry, approximately 8,000 ATMs placed across the United States with more than $23,000,000.00 in revenues in 2019. EmpireBIT, Inc. plans to translate Empire ATM Group’s success into the crypto ATM arena.

EmpireBIT, Inc. has entered into a contractual agreement with Empire ATM Group to share office space, allow access to existing client base for marketing purposes, and use of existing and future Empire ATM distribution centers situated throughout the United States through June 30, 2021. EmpireBIT, Inc. will have use of current accounting personnel, service technicians, customer service representatives, account managers and management personnel at Empire ATM Group’s offices, at no charge, through June 30, 2021. EmpireBIT, Inc. will have the use of all vehicles and transportation available at Empire ATM Group, at no charge, through June 30, 2021. EmpireBIT, Inc. will have use of all Empire ATM Group equipment, facilities and intellectual property related to service centers, dispatch and routing, technicians, repair facility, tracking and routing software, sales and CRM automation, and ATM Shield - protection and security for the crypto ATM kiosks, at no charge, through June 30, 2021. Because of the "hands on" ATM operations experience of the founders and this strategic partnership, EmpireBIT, Inc. plans to capitalize on the business, connections and relationships built by Empire ATM Group over the past 15 years.  A copy of this agreement is attached in the Material Contracts Exhibit 1A-6 to this Offering Circular.

EmpireBIT, Inc. has also entered into a contractual agreement with United Armor Inc. (who also shares common founders, brothers Evan and Michael Almeida) to allow the Company to have use of all presently existing United Armor offices, at no charge, through June 30, 2021. In addition, EmpireBIT, Inc. will have use of all current United Armor bonded and insured service technicians to provide repairs, installations, maintenance, and cash replenishments through June 30, 2021. The Company will also have the use of all current vehicles and transportation available at United

Armor, at no charge, through June 30, 2021. Finally, EmpireBIT, Inc. will have the use of all United Armor equipment, facilities and intellectual property, at no charge, through June 30, 2021. A copy of this agreement is attached in the Material Contracts Exhibit 1A-6 to this Offering Circular.

EmpireBIT, Inc. will own and manage all aspects of its crypto ATM operation including providing management expertise, staff training, hardware and software installation and ongoing support, state and federal licensing, regulatory compliance, cash handling logistics, acquisition and expansion. Where required by law, the Company plans to register as a money transmitter in connection with these activities.

EmpireBIT, Inc. realizes and understands the importance of cryptocurrency and the impact the Company believes it will have on the global economy. Instead of denying and resisting the new technology because of the perceived threat to the existing cash ATM industry, the Company’s founders prefer to accept and embrace the idea that cryptocurrency will benefit the global economy. By utilizing Empire ATM Group’s existing infrastructure through the Company’s strategic partnership, the Company plans to bring value to users and adopters by making multiple cryptocurrencies more accessible.

Through its strategic partnership with Empire ATM Group, EmpireBIT, Inc. has relationships with top-level executives and owners at most of Empire ATM Group’s approximately 8,000 nationwide ATM locations. The Company will leverage this vast network to facilitate not only the placement of EmpireBIT crypto ATMs, but also to educate business owners about the benefits of accepting cryptocurrency in their business and by offering a price protection guarantee. The Company plans to leverage Empire ATM Group’s current ATM placements, which service about 1.5 million consumers per month.

The Company plans to make multiple cryptocurrencies accessible through their ATMs bringing crypto into the physical realm by capitalizing on Empire ATM Group’s network. In addition to Empire ATM Group’s approximately 8,000 present locations, they also have access to more than 100,000 units within affiliated ATM networks and trade associations. By capitalizing on this network, the Company’s proposed crypto ATMs will provide an economical solution for lower income households to securely send/receive payments to/from friends and family members, as well as provide an ability to convert various cryptocurrencies into fiat currency, as well as buy, sell and trade cryptocurrencies in an easy and user friendly manner. EmpireBIT, Inc. also plans to eventually provide access to more cryptocurrencies than any competitors.

EmpireBIT, Inc. plans to leverage the strong network of Empire ATM Group using its legacy technology and vast infrastructure to emerge as a cryptocurrency ATM world leader in a new and emerging market. EmpireBIT, Inc. plans to facilitate commerce both between merchant and consumer, and for business to business, through the exchange and use of cryptocurrencies in a crypto ATM network, eliminating or reducing the need for costly middlemen such as banks or credit card companies. The Company intends to use their crypto ATMs to make cryptocurrency transactions easier and more readily accessible for customers, allowing users to buy and sell multiple cryptocurrencies, and transfer and send coins to others. The Company’s goal is to have transactions take seconds, instead of hours or days as some crypto transactions presently require.

Where It All Began: The Story of Michael and Evan Almeida and Their “Empire”

Michael and Evan Almeida started down a path to an “empire” nearly 20 years ago with their deep passion for business, along the way receiving many accolades and praise for their accomplishments and success.  Their philosophy has always been simple: success will come by being determined, working hard, and making sacrifices.  As Michael has said, “You can’t build an empire with excuses.”

When Michael graduated high school, he made a decision to work full time at a small New Jersey farm instead of furthering his education at a university.  It was here where he was mentored in business and in life all while learning the valuable skills and the mechanics of operating a successful business.  The owner’s motivation and hard work ethic taught Michael valuable lessons and how to properly manage a work place, including how to be both a leader and a team player.  This work experience paved the way and would later translate to the start of his entrepreneurial path that would lead him to form his own landscape company by initially going door-to-door mowing lawns with his younger brother, Evan. Despite the hard work, this taste of self-employment gave them the inspiration that has ultimately brought them to their success.

Shortly after the start of the landscaping business, Evan was presented with an opportunity to trade commodities in New York City that he could not pass up.  Evan became an open outcry commodities trader on Wall Street after starting as a clerk and working up to the broker level, where he specialized in coffee and sugar markets. As a commodities trader, Evan became proficient in market analytics, charting, supply and demand, and market needs and trends.

Now that Michael was on his own, he decided to restructure the business.  To him, it was simple math.  He would have to mow about one hundred lawns to make approximately five thousand dollars.  This seemed daunting when he could design and landscape a single house for the same amount.  Thus, a new business - Hollywood Landscapes - was born.  Michael began to build his fleet and infrastructure immediately to handle the workflow around his new model.  Projects started small, averaging around $50,000-$70,000 within the first two years.  However, by the end of his eighth year, Michael had started his own landscape architect division, which averaged roughly $700,000 a project.  Michael’s keen eye to design and sell large projects made Hollywood Landscapes one of the most sought after landscape design companies in the area.  Prior to selling the business, Michael’s largest landscaping project was just over $1.4 million.

Meanwhile, the commodities trading business than Evan was participating in was purchased by an electronics exchange. Evan learned quickly that computers could dominate an industry in a more efficient and effective way than humans could; and resolved that in his own business he would always remain innovative in the face of changing technology.

Evan and Michael realized that they were more powerful together as a team than they were apart. In 2005, Evan and Michael officially opened their ATM business, Empire ATM Group, which grew to a full-time venture for both of them in only 3 years. Empire ATM Group began with 3 ATMs and has organically grown to approximately 8,000 machines located around the United States, both mobile and permanently stationed. In the ATM business, Evan is an expert in sales;

client onboarding and relationship building; marketing; communication and negotiation; employee retention and motivation; and training who seeks to be on the forefront of technology, changing trends and markets and anticipating client needs. Michael is acting CEO of Empire ATM Group with his 20 years of executive leadership experience. Michael has shown unparalleled commitment that has spanned multiple roles throughout their organization.  Over the years, he has been involved in sales, creating leasing programs, customer retention, corporate accounts, strategic growth, partnership development, mergers and acquisitions, marketing, and he even cleans the bathrooms from time to time.

Michael and Evan have frequently been asked to collaborate and consult on many topics and projects within both the payment processing world and the ATM industry.  Their leadership approach has been to inspire and collaborate with employees, which spreads through six Empire ATM Group  offices in 5 different states and growing. From a very humble beginning with only 3 ATMs at the start, Empire ATM Group grossed more than $23 million in 2019 revenue.

Additionally, Empire ATM Group is the parent company to several sister companies under the Empire umbrella.  ATM Transit was one of the first spin off companies created and is currently one of the largest.  ATM Transit is a mobile ATM company that provides cash services to events around the country such as concerts, state fairs, and air shows.  Since its start, ATM Transit became so popular and busy that the company had to sell off territories to areas ATM Transit could not physically service.  Michael oversaw and worked closely with franchise attorneys to develop proper franchise and disclosure documents to allow this to occur.  From this, Michael and Evan saw an opportunity to leverage the millions of people a year that walked by their machines at events, and later developed and sold sponsorship programs to provide branding on the mobile units deployed to events.

ATM Shield is the second division formed under Empire ATM Group.  This was created from a product developed out of necessity. ATM Shield is an ATM accessory designed and created by Michael and Evan’s ingenuity to protect key components of the ATM machine against weather, spills, harsh environments, dust and debris.  In 2012, a patent on their invention was issued (US8469264B1) and now the ATM Shield is sold domestically and internationally, and has since evolved into several different products.

The third division started by Michael and Evan was aimed at creating additional revenue streams utilizing their current ATM footprint across the country.  ATM Media Group is a digital media platform with several advertising products available for advertisers looking to get their brand or message out into the market.  Michael and Evan worked closely with developers to create a media platform that manages content, groups machines into certain demographics, as well as disperses media to digital screens fixed to the tops of ATM machines with the simple push of a button.  ATM Media Group’s goal is to help advertisers plan, optimize and launch their product or service into the marketplace utilizing their ATM media platform.

The merger with United Armor has proved to be key in the growth of the Empire brand over the last 4 years.  United Armor is Empire ATM Group’s armored guard division that provides vaulting services and is able to pick up directly from the Federal Reserve through a banking relation out of the Midwest.  The addition of United Armor has allowed Empire ATM Group to solicit and sell more business because they are now able to fund an unlimited number of machines.

Michael and Evan’s passion and commitment to the Empire brand goes much further then ATM placements. For example, in 2017, they received calls from banks and credit unions out of Houston, Texas prior to Hurricane Harvey. Anticipating that the destruction of the hurricane was going to have a tremendous impact on the state, the banks and credit unions asked Michael and Evan if they felt they would be able to help with mobile cash services since most banks in the area would be affected. Knowing electricity would be affected and security would be an issue, Michael and Evan designed three self-contained units out of shipping containers that would best service the post-hurricane banking needs. These could be used not only for disaster relief, but also when a branch undergoes remodeling, or to test new markets. Three units were built. The first was a ten-foot ATM Pod housing up to four built-in ATMs.  The second was a 20 foot mini-branch that could house up to three bank tellers, a bank safe, and up to three ATMs.  The third unit was a 40-foot mini-branch that could house up to six tellers or personnel, up to four ATMs, a bank level safe, and all the creature comforts of their home branch, even including a coffee maker.  These disaster relief containers became a huge hit among banks, credit unions, and even their insurance companies.  Michael, Evan and the Empire team were praised for their unique design of a repurposed shipping container and the ability to have them built and deployed at a fraction of the cost to the next available solution to the industry.

The Existing Marketplace And The Opportunity To Bring Cryptocurrency Mainstream

The St. Louis Federal Reserve Bank noted in a report1 about cryptocurrency that “cash has many advantages, but its end might be near.” The New York Times added that “there are few corners of the world where electronic transactions are now growing faster than cash.”2 The consulting firm Capgemini recently estimated that electronic payments are expected to grow 10.9 percent a year between 2015 and 2020.”3 Once a fringe topic for hobbyists, cryptocurrency is now an emerging economic force worldwide. The explosive growth of cashless transactions and investments presents a potential “fatal flaw” for traditional ATM providers, who do not have the capability of exchanging cryptocurrency for fiat currency, such as U.S. dollars.

EmpireBIT, Inc., through its founders’ connections, customers and networks, plan to have a foothold in the ATM industry and intends to roll out thousands of EmpireBIT crypto ATMs where users can transact cryptocurrencies with nearly the same ease as a bank customer using a traditional ATM to withdraw cash.

ATMs that support buying and selling of cryptocurrencies are gaining in popularity,4 with Business Insider reporting in December 2017 that “global cryptocurrency markets are now averaging the same daily trading volumes as the New York Stock Exchange.”5 Forbes recently noted that “the

1 https://research.stlouisfed.org/publications/review/2018/02/13/the-case-for-central-bank-electronic- money-and-the-non-case-for-central-bank-cryptocurrencies/

2 https://www.nytimes.com/interactive/2017/11/14/business/dealbook/cashless-economy.html

3 Id.

4  http://markets.businessinsider.com/news/stocks/cryptocurrencies-gain-popularity-1002291574

5  http://markets.businessinsider.com/currencies/news/daily-cryptocurrency-volumes-vs-stock-market- volumes-2017-12-1011680451 rise of Bitcoin ATMs clearly demonstrates the advancement of digital payments.”6 NASDAQ reports that “transaction fees that banks charge for the exchange of money may be lower by using cryptocurrency or even avoided altogether.”7

At present, half of the market’s existing crypto ATM providers deal only in Bitcoin and 66% are one-way machines meaning they offer the ability to only buy, but not sell, Bitcoin.8 Bitcoin is known for being difficult to scale, slow and cumbersome to transfer, and to burdens user with expensive transaction fees.9

EmpireBIT, Inc. believes the Company’s access to Empire ATM Group’s current nationwide footprint and support infrastructure, the founders’ 15 years of relationships with manufacturers that currently build the majority of the crypto ATMs in existence today, and the Company’s planned  cloud-based crypto ATM management platform will allow them to solve the existing issues in the marketplace by allow customers to buy or sell in a variety of cryptocurrencies in real time with no delays.

The EmpireBIT Solution

EmpireBIT, Inc. aims to revolutionize the future of ATM usage by facilitating quick and easy access to purchase, sell, or trade cryptocurrency. EmpireBIT, Inc.’s crypto ATMs will eventually run on proprietary blockchain software and a backend platform incorporating a cryptocurrency exchange, which will facilitate easy buying and selling of cryptocurrency at the point of sale.

Currently, cryptocurrency enthusiasts must overcome multiple barriers in order to purchase and sell their desired crypto coins. For example, many of the major banks (Citi, JPMorgan Chase, Capital One, Wells Fargo) have blocked their customers from using their credit/debit cards to purchase cryptocurrencies online. Many existing crypto ATMs are custom built and provide their customers with a questionable experience regarding security and do not have timely execution of their transactions. Through the Company’s proposed proprietary app and conveniently located crypto ATMs, a user will eventually have the ability to securely purchase/sell multiple cryptocurrencies in a safe and fully compliant manner that addresses regulatory requirements such as all Know Your Customer (KYC) and Anti Money Laundering (AML) federal mandates.

The Company’s plan is for its ecosystem to provide business owners and individual users with hardware and software for crypto ATMs that can be deployed, and a planned future Point of Sale (“POS”) system that would allow merchants to accept cryptocurrency as payment.

The Company's Competitive Advantage

EmpireBIT, Inc. is company designed and built for both the seasoned cryptocurrency veteran and the uninitiated consumer who has never used cryptocurrency before.

6  https://www.forbes.com/sites/rachelwolfson/2018/02/21/the-future-of-banking-cryptocurrency-atms-and- blockchain-based-drones/#3a337963c866

7  https://www.nasdaq.com/article/will-cryptocurrency-replace-other-forms-of-payment-cm831638

8  https://coinatmradar.com/charts/#share-by-manufacturer

9  https://www.cnbc.com/2017/12/19/big-transactions-fees-are-a-problem-for-bitcoin.html

There are some cryptocurrency ATMs in the United States and their ownership is widely dispersed among many small operators, some of whom already rely on the Company’s strategic partner, Empire ATM Group, for cash management and logistics. The majority of the existing competitors only deal in Bitcoin, which is difficult to scale for large users. The Company believes its access to Empire ATM Group’s nationwide footprint and support infrastructure, its founders’ 15 years of experience and industry relationships with manufacturers that currently build the majority of the crypto ATMs in existence today, and its planned cloud-based crypto ATM management platform, give the Company a competitive advantage in the marketplace.

It has taken Empire ATM Group 15 years to acquire their approximately 8,000 locations, which the Company believes makes it extremely difficult for a competitor in this space to reach that volume cost effectively in a shorter period of time. This barrier to entry for competitors, the Company believes, gives EmpireBIT, Inc. a strategic advantage.

In addition, EmpireBIT, Inc. has a contractual agreement in place with United Armor, Inc. a fully licensed and bonded armored car company owned by the Company’s founders which provides the Company with unique cost savings advantages over other crypto ATM deployers. United Armor provides the Company with priority access to cash logistics -- the primary obstacle for other crypto ATM companies looking to enter into or grow in this industry.

EmpireBIT Crypto ATMs

The Company plans for EmpireBIT crypto ATMs to initially accept Bitcoin and Ethereum. Other cryptocurrencies may also be included in the ATMs under appropriate financial arrangements. EmpireBIT, Inc. will also serve as retailer, distributor and service provider of cryptocurrency ATMs for the growing list of traditional providers that seek to adopt and support cryptocurrency. Providers will be able to purchase or finance ATMs directly from EmpireBIT, Inc.

For the Company’s crypto ATMs that the Company owns and operates:

(1)The Company intends to charge a fee or percentage for every cash transaction. The fees will vary based on the placement location, but will range from 8%-17% of the face amount of the buy/sell transaction.

(2)The Company intends to offer a price protection guarantee. Because most cryptocurrencies are inherently volatile, it’s difficult for retailers to accept it as payment. The Company plans to build risk-reducing factors into the Company’s back-end software and the Company’s proposed back-end exchange platform. In order to achieve wide spread usage and acceptance of cryptocurrencies as forms of payment, price volatility needs to be reduced or eliminated to assure the merchant is compensated fairly for consummating the sale.

(3)The Company plans to include with each crypto ATM, a manufactured wireless box with a GPS component which improves safety. Customers will be able to purchase these wireless devices to power the Company’s crypto ATMs and to provide programming for the digital toppers on the machines, adding an additional revenue source.

For crypto ATMs that the Company services, but doesn’t own, the Company plans to leverage its strategic partnership with United Armor, Inc., which will provide cash logistics services for companies with crypto ATMs that need a qualified entity to pick up cash from the machines, transmit it to the Company, and safely manage large amounts of cash while remaining compliant with federal laws for cash-handling. The Company will also include a GPS component which provides location tracking. This feature will improve safety and security for the Company’s equipment. These devices will be offered to customers to purchase which will generate additional revenue for EmpireBIT, Inc. The Company also intends to offer software and platform licensing for third-party ATM companies that want to offer cryptocurrency on their own machines. The Company plans to offer this through their proprietary transaction processing software once developed.

For crypto ATMs that the Company doesn’t own, operate or service, the Company intends to offer software and platform licensing for ATM companies that want to offer cryptocurrency on their own machines. This will be offered through the Company’s proprietary transaction processing software system, once developed. The Company also intends to offer custom wrapping, custom receipt printers, or digital toppers through the Company’s strategic partnership with ATM Media Group.

Software Platform for Crypto ATMs

All ATMs require both hardware and software to operate. The Company plans to develop proprietary software for the Company’s crypto ATMs and to license that software to others. This software will eventually allow other companies to launch cryptocurrency ATMs, and to process crypto transactions via the Company’s software platform. The Company plan for the its software to provide flexibility, so a provider may process any cryptocurrency that the provider chooses.

EmpireBIT Cryptocurrency ATMs

There are existing Bitcoin ATMs that are typically one-way machines, meaning that a user puts money in and receives Bitcoin out. The Company’s planned crypto ATMs are anticipated to work as 2-way machines, even 3-way, where a user can buy, sell and trade cryptocurrencies on the platform. Most traditional machines only allow users to buy Bitcoin and there are a select few that also allow the purchase of Ethereum. The Company plans to open its ATMs to top cryptocurrencies and to add additional cryptocurrencies over time, creating additional revenue streams for the Company. The Company plans to initially use a major cryptocurrency exchange as a strategic partner embedded in the ATMs for the buy/sell/trade cryptocurrency exchange features. In all cases, the Company plans to have all crypto ATMs remain compliant with any and all applicable KYC/AML requirements and other legal and regulatory requirements.

Point of Sale System

In the Company's future roadmap, it plans to include a Point of Sale (POS) system. In this proposed POS system, users would link a credit or debit card to an EmpireBIT wallet. The Company plans to create a POS software system that will enable retailers to accept cryptocurrencies for their products and services just as easily as accepting a debit or credit card. The proposed POS system would also handle inventory management for the retailer or service provider.

DESCRIPTION OF PROPERTY

The Company owns no real property.

LITIGATION

The Company is not involved in any litigation and is not aware of any pending or threatened legal actions.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of the Company's financial condition and results of the Company's operations together with the Company's financial statements and related notes appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting the Company’s current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

BUSINESS

EmpireBIT, Inc. (the “Company”) is a Delaware corporation formed in 2018. Its predecessor company, EmpireBIT LLC, was formed on January 16, 2018 and was converted to a corporation on or about August 3, 2018. The Company was formed for the general purpose of engaging in any lawful activity for which corporations may be organized under the laws of Delaware.  Even though the Company was formed in 2018, the Company’s strategic partner, Empire ATM Group has been operating for more than 15 years.

Overview

There are two classes of Shares in the Company: Shares of Class A Common Stock and Class B Shares. For purposes of this Offering Circular, the terms “Shares” or “Share” will be used to denote the shares of Class A Common Stock in the Company. The Shares to be issued pursuant to this Offering will be Class A Shares of Common Stock. For more details on the rights of the classes of Shares, see the Bylaws attached hereto and the section “Securities Being Offered” below.

Results of Operations

The period of January 16, 2018 (date of inception) to December 31, 2018

Revenue. Total revenue for the period from January 16, 2018 (date of inception) to December 31, 2018 was $0.00 as the Company was in the start-up phase.

Operating Expenses. Operating expenses for the period from January 16, 2018 to December 31, 2018 were $127,194.68. Operating expenses for the period were comprised of the types of expenses shown in the “Use of Proceeds” chart above.

Net Loss. Net loss for the period from «Date_of_Inception» to December 31, 2018 was $127,194.68. This is equal to the operating expenses plus accrued interest of $0 since there were no revenues during that start-up period.

Charge to Retained Earnings for pre-inception costs:  None

Liquidity and Capital Resources

During the period from January 16, 2018 to December 31, 2018, the Company received funding consisting of cash and services from the founders, which were used to cover the operating expenses. The Company had net cash of $(23,155.98) on December 31, 2018.

The Company will have additional capital requirements during 2019 and 2020. The Company does not expect to be able to satisfy our cash requirements through sales, and therefore will attempt to raise additional capital through the sale of its Shares in this Offering, and perhaps additional securities in additional offerings. If this Offering is fully subscribed, the Company believes the proceeds from this Offering will satisfy its cash needs for the next six months to implement its plan of operations. However, depending on the amounts raised in this Offering, the Company may need to raise additional capital or otherwise finance operations through other means.

The Company cannot assure that it will have sufficient capital to finance its growth and business operations or that such capital will be available on terms that are favorable to it or at all. The Company is currently incurring operating deficits that are expected to continue for the foreseeable future.

Plan of Operations

The Company's plan of operation for the 12 months following the commencement of this Offering is to continue with capital raising and development of its business. Upon receipt of the proceeds from the initial capital raise, it is the intention of the Company to begin the process of becoming licensed at the state and federal levels.  Acting concurrently with the licensing in the states where the Company plans the initial rollout of its crypto ATMs, the Company will begin the purchasing process from ATM manufacturers. As the machines arrive at the Company’s facilities, the Company will begin to fully test the components and install its proprietary software. Placement agreements will be finalized and the Company plans to begin deploying the machines with the locations prioritized by anticipated transaction volumes.

As the crypto ATMs come online, the Company’s service and support teams will be constantly monitoring the transaction volumes, error codes and attending to the machines as necessary. Cash loading/pickup schedules will be developed and routes created  via GPS software that will maximize the Company’s courier time and minimize transportation costs.

In the Company’s opinion, the proceeds from this Offering will not satisfy the Company’s cash requirements indefinitely, so the Company anticipates that it will be necessary to raise additional funds in the next 1-3 years to implement the plan of operations as it evolves over time. During that time frame, the Company does not expect to be able to satisfy its cash requirements through sales and the proceeds from this Offering alone, and therefore the Company anticipates that it will attempt to raise additional capital through the sale of additional securities in additional offerings, or through other methods of obtaining financing such as through loans or other types of debt. The Company cannot assure that it will have sufficient capital to finance its growth and business operations or that such capital will be available on terms that are favorable to the Company or at all. The Company is currently incurring operating deficits that are expected to continue for the foreseeable future.

Trend Information

Because the Company is still in the startup phase and because the Company has only recently launched, the Company is unable to identify any recent trends in revenue or expenses since the latest financial year. Thus, the Company is unable to identify any known trends, uncertainties, demands, commitments or events involving its business that are reasonably likely to have a material effect on its revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause the reported financial information in this Offering to not be indicative of future operating results or financial condition.

Despite this, the Company believes that the market for its products and services will continue to improve if economic conditions in the United States remain consistent or improve. Not specific to the Company, but the trends in the general market appear to favor a growing market outlook. Globally, the Company believes the market will expand and also offer opportunities. For example, more than 60 countries (including the U.S.) now deploy Bitcoin ATMs. The speed of installations seems to be accelerating over previous years. With growing number of installations, diversity on the market also grows. This is reflected in new manufacturers entering the market, new operators installing machines, and with machines are installed in countries where there were no bitcoin ATMs previously. The Company believes that the current U.S. government’s policies have are beneficial towards this emerging technology. As a result, the Company sees a good opportunity for growth in the U.S. and abroad.

 Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

The Company has identified the policies outlined below as critical to its business operations and an understanding of its results of operations. The list is not intended to be a comprehensive list of all of its accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. The impact and any associated risks related to these policies on the Company’s business operations is discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operation where such policies affect the Company’s reported and expected financial results. Note that the Company’s preparation of the financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of its consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Income taxes are one such critical accounting policy. Income taxes are recorded on an accrual basis of accounting based on tax positions taken or expected to be taken in a tax return. A tax position is defined as a position in a previously filed tax return or a position expected to be taken in a future tax filing that is reflected in measuring current or deferred income tax assets and liabilities. Tax positions are recognized only when it is more likely than not (i.e., likelihood of greater than 50%), based on technical merits, that the position would be sustained upon examination by taxing authorities. Tax positions that meet the more likely than not threshold are measured using a probability-weighted approach as the largest amount of tax benefit that is greater than 50% likely of being realized upon settlement. Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. A valuation allowance is established to reduce deferred tax assets if all, or some portion, of such assets will more than likely not be realized. Should they occur, the Company’s policy is to classify interest and penalties related to tax positions as income tax expense. Since the Company’s inception, no such interest or penalties have been incurred.

In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2014-09, Revenue from Contracts with Customers (ASC Topic 606), which replaces numerous requirements in U.S. GAAP, including industry-specific requirements, and provides companies with a single revenue recognition model for recognizing revenue from contracts with customers. The Company has adopted the requirements of ASC Topic 606 and all the related amendments to all of its contracts using the modified retrospective method. Upon completing the Company’s implementation assessment of Topic ASC 606, the Company concluded that no adjustment was required to the opening balance of retained earnings at the date of initial application. The comparative information has also not been restated and continues to be reported under the accounting standards in effect for those periods. Additional disclosures required by ASC Topic 606 are presented within the aforementioned Revenue Recognition policy disclosure.

Revenue Recognition

The Company recognizes revenue when: (1) persuasive evidence exists of an arrangement with the customer reflecting the terms and conditions under which products or services will be provided; (2) delivery has occurred or services have been provided; (3) the fee is fixed or determinable; and

(4) collection is reasonably assured.

The Company’s planned sources of revenue include: (1) cryptocurrency transaction fees from affiliate owned ATMs, (2) ATM cash replenishment services, and (3) cash vaulting services. No revenues have been earned or recognized for the period ended December 31, 2018. The Company has had no product returns to date.

Additional Company Matters

The Company has not filed for bankruptcy protection nor has it ever been involved in receivership or similar proceedings. The Company is not presently involved in any legal proceedings material to the business or financial condition of the Company. The Company does not anticipate any material reclassification, merger, consolidation, or purchase or sale of a significant proportion of assets (not in the ordinary course of business) during the next 12 months.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

As of the date of this Offering Circular, the Company has no full-time employees and is still relying on the employees and overhead expenses covered by Empire ATM Group. The Company plans to actively hire its own employees at such time as the Company has sufficient capital or financing to fund the launch of its business activities.

The directors and executive officers of the Company as of the date of this Offering Circular are as follows:

Name	Position	Age	Term of Office	Approx. Hours Per Week
Executive Officers:
Michael Almeida	Chief Executive Officer	40	January 16, 2018 to present	30
Evan Almeida	Chief Financial Officer	36	January 16, 2018 to present	30
Directors:
Michael Almeida	Director	40	January 16, 2018 to present	1
Evan Almeida	Director	36	January 16, 2018 to present	1

Michael Almeida – Chief Executive Officer and Director

Michael Almeida is the Chief Executive Officer of EmpireBIT, Inc. and one of two members of the Board of Directors. Michael’s entrepreneurial spirit was evident at a young age with a landscape company that began as a door-to-door lawn mowing business and evolved into a landscape architectural company that averaged approximately $700,000 per project.  In 2005, Michael and his brother Evan formed Empire ATM Group, where Michael is the acting CEO of a business that involves approximately 8,000 ATMs around the country and grossed approximately $23 million in revenue in 2019. Michael also oversees and handles most sponsor partner relations for ATM Transit and oversees product development and testing, manufacturing, as well as distribution through wholesalers and authorized resellers for ATM Shield. Michael worked closely with developers to create a media platform that manages content, groups machines into certain demographics, as well as disperses media to digital screens fixed to the tops of ATM machines with the simple push of a button for ATM Marketing Group and he actively searches for acquisition candidates that will align with United Armor’s covered territories.

Evan Almeida – Chief Financial Officer and Director

Evan Almeida is the Chief Financial Officer of EmpireBIT, Inc. and one of two members of the Board of Directors.  Evan was an open outcry commodities trader on Wall Street from 2002-2008, starting as a clerk and working up to the broker level, where he specialized in coffee and sugar markets. Evan became proficient in market analytics, charting, supply and demand, and market needs and trends. When the industry was purchased by an electronics exchange, Evan observed that computers could dominate an industry in a more efficient and effective way than humans could; and resolved that in his own business he would always remain innovative in the face of changing technology. In 2005, he and Michael officially opened their ATM business, Empire ATM Group, which grew to a full-time venture in only three years. Empire ATM Group began with three ATMs and organically grew to approximately 8,000 machines located around the United States, both mobile and permanently stationed. In the ATM business, Evan is an expert in sales; client onboarding and relationship building; marketing; communication and negotiation; employee retention and motivation; and training who seeks to be on the forefront of technology, changing trends and markets and anticipating client needs.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation

From January 16, 2018 to the date of this Offering Circular, EmpireBIT, Inc. paid no compensation to its executive officers as set out in the chart below. The Company may pay existing officers in the future, and may hire additional officers in the future and pay them, and may also choose to compensate its directors in the future.

Name	Capacity in which compensation was received	Cash Compensation	Other Compensation	Total Compensation
Executive Officers:
Michael Almeida	Chief Executive Officer	$0.00	$0.00	$0.00
Evan Almeida	Chief Financial Officer	$0.00	$0.00	$0.00

Employment Agreements

The Company has not entered into any employment agreements with its executive officers to date. It may enter into employment agreements with them in the future.

Equity Incentive Plan

In the future, the Company may establish an equity incentive plan pursuant to which Shares, options and awards may be authorized and granted to the Company’s directors, executive officers, employees and key employees or consultants. Details of such a plan, should one be established, have not been decided upon as of the date of this Offering. Shares, options or a significant equity ownership position in the Company may be utilized by the Company in the future to attract one or more new key senior executives to manage and facilitate the Company’s growth. Any equity incentive plan, grant of equity or options to purchase equity would cause dilution to all Shareholders at that time.

Board of Directors

The Company’s board of directors currently consists of 2 directors: Michael Almeida and Evan Almeida.

None of the Company’s directors are “independent” as defined in Rule 4200 of FINRA’s listing standards. The Company may appoint an independent director(s) to its board of directors in the future, particularly to serve on appropriate committees should they be established.

Committees of the Board of Directors

The Company may establish an audit committee, compensation committee, a nominating and governance committee and other committees to its Board of Directors in the future, but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the entire Board of Directors.

Director Compensation

The Company currently does not pay its directors any compensation for their services as board members, with the exception of reimbursing board related expenses. In the future, the Company may compensate directors, particularly those who are not also employees and who act as independent board members, on either a per meeting or fixed compensation basis.

Limitation of Liability and Indemnification of Officers and Directors

The Company Bylaws limit the liability of directors and officers of the Company to the maximum extent permitted by Delaware law. The Bylaws state that the Company shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Company. The Company also has the power, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Company. The indemnification provided by the Company’s Bylaws is not exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the Certificate of Incorporation and/or Bylaws.

For additional information on indemnification and limitations on liability of the Company’s directors and officers, please review the Company’s Bylaws, which are attached as Exhibit 1A-2B to this Offering Circular.

There is no pending litigation or proceeding involving any of the Company’s directors or officers as to which indemnification is required or permitted, and the Company is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following capitalization table sets forth information regarding beneficial ownership of the Company’s common stock as of the date of this Offering Circular. There is beneficial ownership of the Company’s common stock at the time of this Offering by its directors or executive officers as set out below in the capitalization table.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and include voting or investment power with respect to Shares. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to the Company’s knowledge, each shareholder named below possesses sole voting and investment power over their Shares, where applicable. Percentage of beneficial ownership before the offering is based on 78,876,318 Shares outstanding as of the date of this Offering Circular.

CAPITALIZATION TABLE

Name	Class A Non-Voting Shares Prior to Offering		Class A Non-Voting Shares After Offering		Class B Voting Shares Prior to Offering		Class B Voting Shares After Offering		Total Shares Prior to Offering		Total Shares After Offering
	QTY	%	QTY	%	QTY	%	QTY	%	QTY	%	QTY	%
Michael Almeida	11,281,560	47.2%	11,281,560	39.1%	23,625,000	47.3%	23,625,000	47.3%	34,906,560	47.2%	34,906,560	44.3%
Evan Almeida	11,281,560	47.2%	11,281,560	39.1%	23,625,000	47.3%	23,625,000	47.3%	34,906,560	47.2%	34,906,560	44.3%
Other Founders	1,313,198	5.5%	1,313,198	4.5%	2,750,000	5.5%	2,750,000	5.5%	4.063,198	5.5%	4.063,198	5.2%
Reg A Round Investors	0	0.0%	5,000,000	17.3%	0	0.0%	0	0.0%	0	0.0%	5,000,000	6.34%
TOTAL	23,876,318	100.0%	28,876,318	100.0%	50,000,000	100.0%	50,000,000	100.0%	73,876,318	100.0%	78,876,318	100.0%

Michael Almeida is the Chief Executive Officer and a director of EmpireBIT, Inc. and has beneficial ownership of 11,281,560 of the Company’s Shares of Class A Common Stock and of 23,625,000 of the Shares of Class B Common Stock   as of the date of this Offering Circular. Evan Almeida is the Chief Financial Officer and a director of EmpireBIT, Inc. and has beneficial ownership of 11,281,560 of the Company’s Shares of Class A Common Stock and of 23,625,000 of the Shares of Class B Common Stock  as of the date of this Offering Circular. No other executive officer of the Company has beneficial ownership of any of the Company’s stock.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN RELATED-PARTY TRANSACTIONS AND AGREEMENTS

Evan Almeida and Michael Almeida own the grand majority of equity in the Company, and effectively control nearly every aspect of the Company at present. Evan Almeida and Michael

Almeida also own 100% of Empire ATM Group, with whom the Company has a strategic partnership as set out herein. Evan Almeida and Michael Almeida also own two-thirds of United Armor, the armored car company discussed herein. EmpireBIT Inc. has entered into agreements with both Empire ATM Group and United Armor to provide certain expenses and services to EmpireBIT Inc. These agreements are attached to the Material Contracts section of this Offering Circular and should be reviewed in their entirety before you make an investment decision.

SECURITIES BEING OFFERED

The Company is offering up to $2,500,000.00 of its Shares of Class A Common Stock to investors in this Offering. The Shares being offered are shares of stock held in book-entry form. As of the date of this Offering Circular, the equity in the Company are shares of stock as set out in the Bylaws and Certificate of Incorporation. There are two classes of shares of common stock: Class A and Class B. The Shares being sold in this offering, when issued, will be fully paid and non-assessable. This Offering Circular and this section includes all material information regarding the rights of the securities being offered: Shares of Class A Common Stock. Additional information is available by reviewing  the Company’s Certificate of Incorporation (Exhibit 1A-2A) and its Bylaws (Exhibit 1A-2B), copies of which have been attached as Exhibits to this Offering Circular.

If all of the Shares in this Offering are sold, the Shares would represent approximately 6.34% of the issued and outstanding combined Shares of the Company.  The Offering will remain open for 180 days from the date of this Offering Circular, unless terminated for any reason at the discretion of the Company, or unless extended for up to an additional one hundred eighty (180) days by the Company. If such an extension of the Offering is to occur, an appropriate filing will be made with the SEC to provide notification of the extension.

The Company reserves the unqualified discretionary right to reject any subscription for Shares.  If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest or reduction. The Company's acceptance of your subscription will be effective when an authorized representative of the Company signs the Subscription Agreement.

The Company does not expect to create any additional classes of stock during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its Shares if it chooses to do so. The holders of the Class A Shares and the Class B Shares have equal rights provided by the General Corporation Law of the State of Delaware for stockholders of a Delaware corporation and the Class A Shares and the Class B Shares are identical in all respects, except that the holders of Class A Shares (which are being sold in this Offering) have no voting rights, except where expressly required by Delaware law. The rights, preferences and privileges of the Class A and Class B shares are set forth in the Company’s Certificate of Incorporation (Exhibit 1A-2A) and Bylaws (Exhibit 1A-2B) and are described in summary form in this section of the Offering Circular.

Subscription Price

The price per Share in this Offering is $0.50 per Share. The minimum subscription that will be accepted from an investor is Two Hundred Fifty Dollars ($250.00) (the "Minimum Subscription"),

however, the Company reserves the right to accept a lower amount in the Company’s absolute discretion.

A subscription for Two Hundred Fifty Dollars ($250.00) or more in Shares may be made only by tendering to the Company the executed Subscription Agreement (Exhibit 1A-4) delivered with this Offering Circular and the subscription price in a form acceptable to the Company.  The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until the offer is accepted or rejected by the Company.

The subscription price of the Shares has been arbitrarily determined by the Company's management without regard to the Company's assets or earnings or the lack thereof, book value or other generally accepted valuation criteria and does not represent nor is it intended to imply that the Shares being offered have a market value or could be resold at that price, even if a sale were permissible. The valuation was arbitrarily determined by the Company, and not by an independent third party applying a specified valuation criteria. The subscription price is payable in check, wire transfer, ACH, credit or debit card payment or some other form acceptable to the Company as set out in this Offering Circular.

Voting Rights

The Shares of Class A Common Stock being offered in this Offering Circular have no voting rights other than those set out below and in the Company’s Bylaws, and those reserved under Delaware law. Control of the Company and nearly all management decisions affecting the Company will be exercised only by those holding Class B shares of Common Stock, which are not being offered herein. Except as otherwise required by law, the Company’s Bylaws or its Certificate of Incorporation, each Class B Shareholder shall be entitled to vote equally, one vote per Share on all matters for which Shareholders are entitled to vote. Holders of the securities being sold in this Offering, Shares of Class A Common Stock, should not expect to be able to influence any decisions by management of the Company through voting on Company matters as a result.

Class A Shareholders are not entitled to vote on any matter on which the Shareholders of the Company are entitled to vote, and Class A Shareholders will not be included in determining the number of Shareholders voting or entitled to vote on any such matters, with the following, extremely limited exceptions:

(1) Holders of Shares of Class A Common Stock shall have the right to vote as a separate class on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, a sale of the Company, or any recapitalization or reorganization, in which Class A Shareholders would receive or be exchanged for consideration different on a per share basis from consideration received with respect to or in exchange for the Class B Shares or would otherwise be treated differently from Class B Shareholders in connection with such transaction, except that Class A Shareholders may, without such a separate class vote, receive or be exchanged for non-voting securities, which are otherwise identical on a per share basis in amount and form to the voting securities received with respect to or exchanged for the Class B Shares,

(2)Notwithstanding the foregoing, holders of Shares of Class A Common Stock are entitled to vote as a separate class on any amendment, repeal or modification of any provision of the Company’s Certificate of Incorporation or Bylaws that adversely affects the powers, preferences or rights of the holders of the Shares of Class A Common Stock , and

(3)Any other matter for which a Class A Shareholder would be entitled to vote under Delaware law.

For a full description of the voting rights of the Shares offered herein, please review the Certificate of Incorporation (Exhibit 1A-2A) and Bylaws (Exhibit 1A-2B).

Dividends

The Company does not expect to declare dividends for holders of Shares in the foreseeable future. Dividends will be declared, if at all (and subject to the rights of holders of additional classes of securities, if any), in the discretion of the Company’s Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in Shares of the Company, subject to the provisions of law, the Company’s Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company. Holders of the Company’s Class A Shares shall rank pari passu with each other and with any other series or class of the Company’s with respect to the payment of dividends.

Indemnification Clause In Subscription Agreement

The Subscription Agreement and/or Cryptocurrency Subscription Agreement you must sign to invest in this Offering contains an indemnification clause. The clause provides that you agree to indemnify and hold harmless the Company and all of its affiliates, attorneys, accountants, employees, officers, directors, broker-dealers, placement agents, shareholders and other agents from any liability, claims, costs, damages, losses or expenses incurred or sustained by them as a result of your representations and warranties being made when you sign the Subscription Agreement and/or Cryptocurrency Subscription Agreement or otherwise being untrue or inaccurate, or because of a breach of the Subscription Agreement and/or Cryptocurrency Subscription Agreement by you. By signing the Subscription Agreement and/or Cryptocurrency Subscription Agreement, you also grant to the Company the right to setoff against any amounts payable by the Company to the you, for whatever reason, of any and all damages, costs and expenses (including, but not limited to, reasonable attorney’s fees) which are incurred by the Company or any of its affiliates as a result of matters for which the Company is indemnified pursuant to the Subscription Agreement and/or Cryptocurrency Subscription Agreement. If the Company were to enforce this clause against an investor, in all likelihood the matter would be litigated in the State of Delaware, or applying Delaware law.  If the matter were litigated in a court of law, a judge or jury would determine the validity of the Company’s claim, and the amount of damages you would owe the Company, if any.

Jurisdiction of Disputes

The Subscription Agreement and Cryptocurrency Subscription Agreement contain forum selection provisions identifying the state of New York as the exclusive forum for certain legal actions. This provision does not apply to legal actions arising under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Liquidation Rights

In the event of any liquidation of the Company, after payment or provision for payment of the debts and other liabilities of the Company, the holders of Shares of Class A Common Stock and Class B Shares will be entitled to share ratably (based on the number of Shares held by each such holder), share and share alike, in the remaining net assets of the Company.

Conversion Rights

Each Class B Shareholder has the right to convert the Class B Shares into Shares of Class A Common Stock under certain circumstances.  Any such conversion would dilute the percentage of Shares of Class A Common Stock held by anyone who purchases Shares of Class A Common Stock in this Offering, but would not dilute the percentage of total shares of common stock of the Company. For a full explanation of the conversion rights of the Class B shares, which are not being sold in this Offering, please read the Certificate of Incorporation and Bylaws attached as Exhibits 1A-2A and 1A-2B to this Offering Circular.

Right of First Refusal

The Company’s Class A Common Stock is presently subject to a right of first refusal, but will not be subject to said right of first refusal once offered to the public pursuant to a Regulation A exemption from registration. Thus, once this Offering is qualified and offered for sale to the public, the Company’s Class A Common Stock will no longer be subject to the right of first refusal. However, in the interest of completeness, the Company includes the following information related to the right of first refusal which applies to Shares of Class A Common Stock sold prior to the commencement of this Regulation A Offering, but which will not apply to the Shares once offered in this Offering Circular.

This right of first refusal states that no holder of the Shares may sell, assign, pledge, or in any manner transfer any of the Shares or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except by a transfer which meets the requirements set out in the Company’s Bylaws. The Company’s right of first refusal terminates on either of the following dates, whichever shall first occur:

(1)Upon the date that any restricted Shares of the Company issued under a Regulation D exemption (“Restricted Securities”) are listed on any national exchange, alternate trading system or other marketplace providing liquidity for such Restricted Securities, subject to the Board of Directors’ declaration of waiver of such rights prior to such date; or

(2)Upon the date that any Shares of the Company, other than Restricted Securities, are first offered to the public pursuant to a registration statement filed with, and declared effective by, the United States Securities and Exchange Commission under the Securities Act of 1933, as amended, or upon the date that any securities of the corporation, other than Restricted Securities, are first offered to the public pursuant to a Regulation A exemption from registration.

The right of first refusal in the Bylaws states that if a Shareholder desires to sell or otherwise transfer any of his or her Shares, the Shareholder must first give written notice thereof to the Company. The notice shall name the proposed transferee and state the number of Shares to be transferred, the proposed consideration, and all other terms and conditions of the proposed transfer. For thirty (30) days following receipt of such notice, the Company shall have the option to purchase the Shares specified in the notice at the price and upon the terms set forth in such notice; provided, however, that the Company shall have the option to purchase a lesser portion of the Shares specified in said notice at the price and upon the terms set forth therein.  In the event of a gift, property settlement or other transfer in which the proposed transferee is not paying the full price for the Shares, and that is not otherwise exempted from the provisions of the right of first refusal, the price shall be deemed to be the fair market value of the Shares at such time as determined in good faith by the Company’s Board of Directors.  In the event the corporation elects to purchase all of the Shares or a lesser portion of the Shares, it shall give written notice to the transferring Shareholder of its election and settlement for said Shares shall be made as provided in the Company’s Bylaws.

The following transactions, amongst others, are exempt from the right of first refusal provisions of the Company’s Bylaws:

(1)A Shareholder’s transfer of any or all Shares held either during such Shareholder’s lifetime or on death by will or intestacy to such Shareholder’s immediate family or as otherwise set out in the Bylaws,

(2)A Shareholder’s bona fide pledge or mortgage of any Shares with a commercial lending institution, provided that any subsequent transfer of said Shares by said institution shall be conducted in the manner set forth in the Bylaws,

(3)A Shareholder’s transfer of any or all of such Shares to the Company or to any other Shareholder of the Company,

(4)A corporate Shareholder’s transfer of any or all of its Shares to any or all of its stockholders, and

(5)A transfer by a Shareholder that is a limited or general partnership to any or all of its partners or former partners.

In any such case, the transferee, assignee, or other recipient shall receive and hold such Shares subject to the provisions of the Company’s Bylaws, including the right of first refusal, and there shall be no further transfer of such Shares except in accordance with said Bylaws.

For a complete description of this right of first refusal, please review the Company’s Certificate of Incorporation and Bylaws attached as Exhibits 1A-2A and 1A-2B to this Offering Circular

Additional Matters

The Shares will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Shares in the corporate documents other than those disclosed in this Offering Circular. The Company intends to engage Integral Transfer Agency USA Inc. to serve as the transfer agent and registrant for the Shares.

DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company’s Shares with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, “ERISA Plans”), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 (“ERISA”). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary’s independent control over the assets in his account is adequate to relieve the ERISA Plan’s fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control, and must permit him to choose among a broad range of investment alternatives.

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 13, 1986, by the Department of Labor (the “Final Plan Assets Regulations”) provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as “plan assets”). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding “plan assets.” Management anticipates that we would clearly be characterized as an “operating” for the purposes of the regulations, and that it would therefore not be deemed to be holding “plan assets.”

Classification of our assets of as “plan assets” could adversely affect both the plan fiduciary and management. The term “fiduciary” is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a “fiduciary” of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as “plan assets,” certain transactions that we might enter into in the ordinary course of our business might constitute “prohibited transactions” under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their “current value” as of the close of the plan’s fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, “current value” means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, “Qualified Plan”) and by an individual retirement account (“IRA”) is generally exempt from taxation. However, if a Qualified Plan or IRA earns “unrelated business taxable income” (“UBTI”), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

INVESTOR ELIGIBILITY STANDARDS

The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and

Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the Shares. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

Each investor must represent in writing that he/she meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she is purchasing the Shares for his/her own account and (ii) he/she has such knowledge and experience in financial and business matters that he/she is capable of evaluating without outside assistance the merits and risks of investing in the Shares, or he/she and his/her purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Shares. Transferees of the Shares will be required to meet the above suitability standards.

All potential purchasers of the Shares will be required to comply with know-your-customer and anti-money laundering procedures to comply with various laws and regulations, including the USA Patriot Act. The USA Patriot Act is designed to detect, deter and punish terrorists in the United States and abroad. The Act imposes anti-money laundering requirements on brokerage firms and financial institutions. Since April 24, 2002, all United States brokerage firms have been required to have comprehensive anti-money laundering programs in effect. To help you understand these efforts, the Company wants to provide you with some information about money laundering and the Company’s efforts to help implement the USA Patriot Act.

Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities. Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering and terrorism. The use of the United States financial system by criminals to facilitate terrorism  or other crimes could taint its financial markets. According to the United States State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year. As a result, the Company believes it is very important to fully comply with these laws.

By submitting a subscription agreement to the Company, you will be agreeing to the following representations. You should check the Office of Foreign Assets Control (the “OFAC”) website at http://www.treas.gov/ofac before making the following representations:

(1) You represent that the amounts invested by you in this Offering were not and are not directly or indirectly derived from any activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by the OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of the OFAC-prohibited countries, territories, individuals and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by the OFAC (the “OFAC Programs”) prohibit dealing with individuals10 or entities in certain countries, regardless of whether such individuals or entities appear on any OFAC list;

(2)You represent and warrant that none of: (a) you; (b) any person controlling or controlled by you; (c) if you are a privately-held entity, any person having a beneficial interest in you; or (d) any person for whom you are acting as agent or nominee in connection with this investment is a country, territory, entity or individual named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Company may not accept any subscription amounts from a prospective purchaser if such purchasers cannot make the representation set forth in the preceding sentence. You agree to promptly notify the Company should you become aware of any change in the information set forth in any of these representations. You are advised that, by law, the Company may be obligated to “freeze the account” of any purchaser, either by prohibiting additional subscriptions from it, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and that the Company may also be required to report such action and to disclose such purchaser’s identity to the OFAC;

(3)You represent and warrant that none of: (a) you; (b) any person controlling or controlled by you; (c) if you are a privately-held entity, any person having a beneficial interest in you; or (d) any person for whom you are acting as agent or nominee in connection with this investment is a senior foreign political figure11, or any immediate family12 member or close associate13 of a senior foreign political figure, as such terms are defined in the footnotes  below; and

(4)If you are affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if you receive deposits from, make payments on behalf of, or handle other financial transactions related to a Foreign Bank, you represent and warrant to the Company that: (a) the Foreign Bank has a fixed address, and not solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (b) the Foreign Bank maintains operating records related to its banking activities; (c) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct its banking activities; and (d) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

The Company is entitled to rely upon the accuracy of your representations. The Company may, but under no circumstances will it be obligated to, require additional evidence that a prospective purchaser meets the standards set forth above at any time prior to its acceptance of a prospective

10 These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

11 A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branch of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

12 “Immediate family” of a senior foreign political figure typically includes such figure’s parents, siblings, spouse, children and in-laws.

13 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with such senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of such senior foreign political figure.

purchaser’s subscription. You are not obligated to supply any information so requested by the Company, but the Company may reject a subscription from you or any person who fails to supply such information.

INTERESTS OF EXPERTS AND COUNSEL

Kendall Almerico, securities counsel to the Company, is a holder of 1,313,198 Shares of Class A Common Stock and 2,750,000 Shares of Class B Common Stock of the Company. Mr. Almerico’s law firm, Kendall A. Almerico, P.A., is counsel named in this Offering Circular as having prepared this Offering Circular. Except with respect to Mr. Almerico, no expert named in this Offering Circular as having prepared or certified any part of this Offering Circular or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the Offering of the Shares of Class A or Class B Common Stock had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Company.

TAXATION ISSUES

As noted above, this Offering Circular is not providing, or purporting to provide any tax advice to anyone. Every potential investor is advised to seek the advice of his, her or its own tax professionals before making this investment. In addition, the securities sold in this Offering may have issues related to taxation at many levels, including tax laws and regulations at the state, local and federal levels in the Unites States, and at all levels of government in non-U.S. jurisdictions.

________________________________________________

SECTION F/S

FINANCIAL STATEMENTS

________________________________________________

EmpireBit, Inc.
A Delaware Corporation

Financial Statements and Independent Auditor's Report
December 31, 2018

EmpireBit, Inc.

TABLE OF CONTENTS

	Page
INDEPENDENT AUDITOR'S REPORT	1-2
FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE YEAR THEN ENDED:	
Balance Sheet	3
Statement of Operations	4
Statement of Changes in Stockholders' Equity	5
Statement of Cash Flows	6
Notes to Financial Statements	7-12

Jason M. Tyra
CPA PLLC

Independent Auditor's Report

To Management and the Board of Directors
EmpireBit, Inc.
Jackson, NJ

We have audited the accompanying balance sheet of EmpireBit, Inc. as of December 31, 2018, and the related statements of operations, retained earnings, and cash flows for the year then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

1700 Pacific Avenue, Suite 4710
Dallas, TX 75201
(P) 972-201-9008
(F) 972-201-9008
info@tyracpa.com
www.tyracpa.com

Going Concern Matters

We draw attention to Note 3 in the financial statements, which indicates that the Company did not recognize revenue during the year ended December 31, 2018, and is expected to incur significant costs during the next fiscal year. These events or conditions indicate that a material uncertainty exists that may cast significant doubt about the Company's ability to continue as a going concern for a reasonable period of time. Our opinion is not modified with respect to this matter.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Company, Inc. as of Date, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Jason M. Tyra, CPA, PLLC
Dallas, TX
April 16, 2019

1700 Pacific Avenue, Suite 4710
Dallas, TX 75201
(P) 972-201-9008
(F) 972-201-9008
info@tyracpa.com
www.tyracpa.com

EMPIREBIT, INC
BALANCE SHEET
AS OF DECEMBER 31, 2018

ASSETS

Current Assets:	
Cash	$ 387
Accounts Receivable	2,008
Prepaid Expenses	56,589
Total Current Assets	58,984
Non-Current Assets:	
Intangible Assets	15,000
Deferred Offering Costs	30,000
Total Non-Current Assets	45,000
TOTAL ASSETS	103,984

LIABILITIES AND MEMBER'S EQUITY

Current Liabilities:	
Accounts Payable	23,543
Total Current Liabilities	23,543
Total Liabilities	23,543
Stockholders' Equity:	
Common Stock (Class A); par value $0.00001; 150,000,000 shares authorized, 23,876,320 shares issued and outstanding as of December 31, 2018	239
Common Stock (Class B); par value $0.00001; 50,000,000 shares authorized; 23,876,320 shares issued and outstanding as of December 31, 2018	500
Additional Paid-In Capital	206,897
Retained Earnings (Deficit)	(127,195)
Total Stockholders' Equity	80,441
Total Liabilities and Stockholders' Equity	$ 103,984

See accompanying notes.

3

EMPIREBIT, INC
STATEMENT OF OPERATIONS
AS OF DECEMBER 31, 2018

Revenue:		
Service revenue	$	-
Total Revenue		-
Expenses:		
Advertising	$	88,269
Professional Fees		28,981
Research & Development		7,241
General & Administrative		2,704
		127,195
Net Loss	$	(127,195)

See accompanying notes.

4

EMPIREBIT, INC
STATEMENT OF CASH FLOWS
AS OF DECEMBER 31, 2018

Cash Flows From Operating Activities		
Net Income (Loss) For The Period	$	(127,195)
Change in Prepaid Expenses		(56,589)
Change in Accounts Receivable		(2,008)
Change in Deferred Offering Costs		(30,000)
Change in Accounts Payable		23,543
Net Cash Flows From Operating Activities		(192,249)
Cash Flows From Investing Activities		
Change in Intangible Assets		(15,000)
Net Cash Flows From Investing Activities		(15,000)
Cash Flows From Financing Activities		
Change in Additional Paid-In Capital		206,897
Change in Common Stock (Class A)		239
Change in Common Stock (Class B)		500
Net Cash Flows From Investing Activities		207,636
Cash at Beginning of Period		
Net Increase (Decrease) In Cash		387
Cash at End of Period	$	387

See accompanying notes.

5

EMPIREBIT, INC

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

	Common Stock - Class A Issued		Common Stock - Class B Issued				
	Number of Shares	Amount	Number of Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders' Equity
Balance at January 16, 2018 (inception)	0	$ -	0	$ -	$ -	$ -	$ -
Issuance of common stock for cash	22,563,122	226	47,250,000	473	198,553		199,252
Issuance of common stock for services	1,313,198	13	2,750,000	28	8,344		8,385
Net Loss						(127,195)	(127,195)
Shareholder's Equity, end of year	23,876,320	$ 239	50,000,000	$ 500	$ 206,897	$ (127,195)	$ 80,441

See accompanying notes.

6

EmpireBit, Inc.
NOTES TO FINANCIAL STATEMENTS
As of December 31, 2018, and for the year then ended

NOTE 1: FORMATION, ORGANIZATION, AND NATURE OF OPERATIONS

EmpireBit, Inc. (the "Company") was formed on January 16, 2018 under the laws of Delaware, and is headquartered in Jackson, New Jersey. The Company was originally formed as EmpireBit, LLC, a Delaware limited liability company, and was converted to a corporation on August 3, 2018. The Company plans to develop an ATM platform and related crypto-ATMs on which consumers can convert cryptocurrencies into fiat currency, buy and sell cryptocurrencies, and transfer cryptocurrency to others. The Company also plans to develop its own cryptocurrency, the EmpireBit coin.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

The Company adopted the calendar year as its basis of reporting.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Risks and Uncertainties

The Company is dependent upon additional capital resources for its planned principal operations and is subject to significant risks and uncertainties; including failing to secure funding to continue to operationalize the Company's plans or failing to profitably operate the business.

Cash & Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. The Company's cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits. As of December 31, 2018, the Company's cash balances did not exceed federally insured limits.

Research & Development

Research and development costs consist primarily of hardware purchases used in the design and development of the Company's services. Costs incurred in the development of the Company's services are expensed as incurred, except certain internal-use software development costs eligible for capitalization as intangible assets. Total expenses related to research and development were $7,241 for the year ended December 31, 2018.

Intangible Assets – Software Development Costs

Internal-use software development costs incurred during the preliminary or maintenance project stages are expensed as incurred, while costs incurred during the application development stage are

See accompanying Independent Auditor's Report
- 7 -

EmpireBit, Inc.
NOTES TO FINANCIAL STATEMENTS
As of December 31, 2018, and for the year then ended

capitalized as intangible assets and amortized using the straight-line method over the useful life of the software, not to exceed three years. Amortization of these capitalized costs begins only when the software becomes ready for its intended use. The Company plans to amortize completed internal-use software to cost of sales over its estimated useful life and assesses the potential impairment of capitalized internal-use software development costs when events or changes in circumstances indicate that the carrying amount of its intangibles may not be recoverable.

As of December 31, 2018, capitalized costs consisted of external coding and consulting fees for the development of the crypto-ATM point-of-sale software and for the development of the EmpireBit token, both considered to be in the development stage. Capitalized internal-use software development costs were $15,000 as of December 31, 2018 and are reported on the balance sheet as intangible assets, net of amortization.

Deferred Offering Costs

The Company accounts for offering costs in accordance with FASB Accounting Standards Codification ("ASC") 340, *Other Assets and Deferred Costs*. Prior to the completion of an offering of securities, offering costs are capitalized as deferred offering costs on the balance sheet. The deferred offering costs are charged to stockholders' equity upon the completion of the offering or to expense if the offering is not completed. Deferred offering costs were $30,000 as of December 31, 2018.

Share-Based Payment Transactions

The Company measures compensation costs for share-based payment transactions with nonemployees at the fair value of the equity instruments issued or at the fair value of the consideration received, whichever is more reliably measured. As the Company does not have sufficient, reliable, and readily determinable values relating to its common stock, the Company has used the stock value implied by the conversion of founder capital contributions to common stock upon incorporation in determining the fair value of the equity instruments issued. Compensation costs for share-based payment transactions are recorded as expenses in the year that goods or services are received by the Company.

Expenses related to share-based payment transactions were $2,096 for the year ended December 31, 2018 and are included in general & administrative expenses. Costs related to future years are capitalized to prepaid expense and totaled $6,289 as of December 31, 2018.

Fair Value of Financial Instruments

Financial Accounting Standards Board ("FASB") guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of

See accompanying Independent Auditor's Report
- 8 -

EmpireBit, Inc.
NOTES TO FINANCIAL STATEMENTS
As of December 31, 2018, and for the year then ended

financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheets approximate their fair value.

Sales & Marketing

Sales and marketing costs are expensed as incurred. Total expenses related to sales and marketing were $88,269 for the year ended December 31, 2018.

Revenue Recognition

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, *Income Taxes*. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will be realized.

The Company assesses its income tax positions and records tax benefits for all years subject to examination based upon its evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy is to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements. The Company has evaluated its income tax positions and has determined that there are no material uncertain tax positions. The Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.

See accompanying Independent Auditor's Report
- 9 -

EmpireBit, Inc.
NOTES TO FINANCIAL STATEMENTS
As of December 31, 2018, and for the year then ended

The Company files U.S. federal and New Jersey state income tax returns. Because the Company is in its first calendar year of operations, no such returns have been filed to date. All tax years since inception remain open to examination by the taxing jurisdictions to which the Company is subject.

NOTE 3: GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not commenced planned principal operations, plans to incur significant costs in pursuit of its capital financing plans, and has not generated any revenue for the year ended December 31, 2018.

The Company's ability to continue as a going concern in the next twelve months following the date the financial statements were available to be issued is dependent upon its ability to produce revenues and/or obtain financing sufficient to meet current and future obligations and deploy such to produce profitable operating results. Management has evaluated these conditions and plans to generate revenues and raise capital as needed to satisfy its capital needs. No assurance can be given that the Company will be successful in these efforts.

These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities.

NOTE 4: STOCKHOLDERS' EQUITY

Capital Structure

Upon incorporation, the Company authorized 200,000,000 shares of capital stock, consisting of 150,000,000 shares of Class A Common Stock and 50,000,000 shares of Class B Common Stock, each with a par value of $0.00001 per share.

Each outstanding share of Class B Common Stock entitles the holder thereof to one vote on each matter requiring stockholder approval, including the election of directors.

Outstanding shares of Class A Common Stock do not have voting rights on matters requiring stockholder approval, including the election of directors. However, Class A Common Stock shareholders have the right to vote as a separate class on certain matters including (1) the liquidation, recapitalization or reorganization of the Company in which shares of Class A Common Stock are treated differently from Class B Common Stock, and (2) modifications to the Company's certificate of incorporation or bylaws adversely affecting the powers, preferences or rights of holders of Class A Common Stock.

Shares of Class B Common Stock are convertible to an equal number of shares of Class A Common Stock at any time at the option of the shareholder, and will convert automatically in the event of a transfer of the shares or the death of the shareholder. The Company reserves and keeps available out

See accompanying Independent Auditor's Report
- 10 -

EmpireBit, Inc.
NOTES TO FINANCIAL STATEMENTS
As of December 31, 2018, and for the year then ended

of its authorized but unissued shares of Class A Common Stock the number of shares sufficient to convert all outstanding shares of Class B Common Stock.

In the event of any liquidation of the Company and after provision for payment of its debts and liabilities, holders of shares of Class A and Class B Common Stock will share ratably, based on the number of shares held, in the remaining net assets of the Company.

Ownership of shares of the Company's capital stock may be represented by "tokens", or entries in a distributed electronic network or database maintained by or on behalf of the Company. The ownership and transfer of the tokens, if issued, will be recorded on a distributed ledger.

As of December 31, 2018, the Company had 23,876,320 shares of Class A Common Stock issued and outstanding and 50,000,000 shares of Class B Common Stock issued and outstanding.

Stock Issuances - Founders

Upon the Company's conversion to a corporation on August 3, 2018, the Company issued to its founders a total of 22,563,122 shares of Class A Common Stock and 47,250,000 shares of Class B Common Stock in exchange for capital contributions made prior to incorporation totaling $144,076. The capital contributions received from the founders consisted of a $10,000 cash payment and the payment of $134,706 of the Company's costs and expenses.

Stock Issuance – Consulting Agreement

On August 4, 2018, the Company issued to a consultant 1,313,198 shares of Class A Common Stock and 2,750,000 shares of Class B Common Stock (each amount representing 5.5% of the number of outstanding shares of the respective class of the Company's common stock immediately following issuance) in exchange for marketing and other consulting services that have or will be provided to the Company under the terms of a consulting agreement. The Company used the stock value implied by the stock issuances to founders in determining the fair value of the equity instruments issued under the consulting agreement and estimated the aggregate grant date fair value of these instruments to be $8,385.

NOTE 5: RELATED PARTY TRANSACTIONS

Legal Fees & Fee Commitments

On March 10, 2018, the Company entered into a legal retainer agreement with an attorney who subsequently became a shareholder of the Company, as described in Note 4. Under the agreement, the Company (1) paid a $10,000 retainer as partial payment for certain equity offering related legal services, and (2) committed to additional fees of $40,000 and $75,000 following the Company's receipt of $1,000,000 and $2,000,000, respectively, of net proceeds from any equity offerings.

NOTE 6: COMMITMENTS AND CONTINGENCIES

The Company may be subject to pending legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome, if any, arising out of any such matter will have a

See accompanying Independent Auditor's Report
- 11 -

EmpireBit, Inc.
NOTES TO FINANCIAL STATEMENTS
As of December 31, 2018, and for the year then ended

Marketing Agreement

On July 1, 2017, Empire ATM, LLC (owned and operated by the founders of the Company) entered into a marketing agreement with a third-party vendor for sponsorship opportunities and other marketing services. The agreement has a 3-year term through June 30, 2020, with the final year cancellable by either party with advance written notice.

The Company reported marketing expenses of $75,000 related to the agreement during the year ended December 31, 2018 and is committed to remaining sponsorship installment payments totaling $205,000 through the end of the 3-year term. If the final year of the agreement is cancelled, the Company's commitment would be reduced to $100,000.

Broker-Dealer Agreement

On February 28, 2018, the Company entered into an agreement with a broker-dealer for investment banking services related to a planned offering of securities. Under the agreement, upon the completion of the offering, the Company is required to provide the broker-dealer with: (1) a cash payment equal to 3% of the gross proceeds raised in the offering; (2) tokens or coins equal to 3% of the gross proceeds of the offering; and (3) warrants to acquire the number of tokens or coins equal to 6% of the tokens or coins issued in the offering, at an exercise price equal to the effective average token or coin price in the offering plus 5%.

The warrants will be exercisable at any time during the 5-year period following the closing date of the offering, following a 180-day lock-up period. The warrants will include a cash-less exercise provision and will be transferable to the employees or affiliates of the broker-dealer.

NOTE 7: RECENT ACCOUNTING PRONOUNCEMENTS

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 8: SUBSEQUENT EVENTS

Management's Evaluation

Management has evaluated subsequent events through April 16, 2019, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these financial statements.

See accompanying Independent Auditor's Report
- 12 -

PART III: EXHIBITS

Index to Exhibits

Description                           Item               Exhibit

Broker-Dealer Services Agreement with Dalmore Group, LLC	Item 17.1	1A-1
Charters (including amendments)	Item 17.2	1A-2A
Bylaws	Item 17.2	1A-2B
Form Of Subscription Agreement	Item 17.4	1A-4
Material Contracts	Item 17.6	1A-6
Consent of Independent Auditors	Item 17.11	1A-11
Legal Opinion of Kendall Almerico	Item 17.12	1A-12
Testing The Waters	Item 17.13	1A-13

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Offering Circular and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of New Jersey, on June 8, 2020.

EmpireBIT, Inc.

By:  /s/ Michael Almeida

Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:  /s/ Michael Almeida

Michael Almeida

Chief Executive Officer and Director

June 8, 2020

By:  /s/ Evan Almeida

Evan Almeida

Chief Financial Officer and Director

June 8, 2020

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

By:  /s/ Michael Almeida

Michael Almeida

Chief Executive Officer and Director

June 8, 2020

By:  /s/ Evan Almeida

Evan Almeida

Chief Financial Officer and Director

June 8, 2020